                                                                EXHIBIT A






                           AGREEMENT AND PLAN OF MERGER


                                   by and among


                            TDI FINANCIAL CORPORATION

                             ALPHA ACQUISITION CORP.

                                       and

                              SECURITY CHICAGO CORP.











                                May 28, 1996

                   INDEX OF AGREEMENT AND PLAN OF MERGER

     Section                                                          Page
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1.   The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   Consummation of the Merger. . . . . . . . . . . . . . . . . . . .  1
     (a)  Closing and Effective Date . . . . . . . . . . . . . . . . .  1
     (b)  Certificate of Incorporation of Surviving Corporation. . . .  2
     (c)  By-Laws of Surviving Corporation . . . . . . . . . . . . . .  2
     (d)  Directors and Officers of Surviving Corporation. . . . . . .  2
     (e)  Continued Existence of Surviving Corporation . . . . . . . .  2
     (f)  Restructure of Transaction . . . . . . . . . . . . . . . . .  2

3.   Conversion of Shares upon the Merger. . . . . . . . . . . . . . .  3
     (a)  Merger Consideration . . . . . . . . . . . . . . . . . . . .  3
     (b)  Conversion . . . . . . . . . . . . . . . . . . . . . . . . .  3
     (c)  Reclassification of Seller Common. . . . . . . . . . . . . .  3
     (d)  Right to Receive Merger Consideration. . . . . . . . . . . .  3

4.   Surrender of Certificates and Payment of Merger Consideration . .  3
     (a)  Appointment of Exchange Agent. . . . . . . . . . . . . . . .  3
     (b)  Deposit of Funds With Exchange Agent . . . . . . . . . . . .  4
     (c)  Payment of Merger Consideration. . . . . . . . . . . . . . .  4
     (d)  Surrender of Certificates. . . . . . . . . . . . . . . . . .  4
     (e)  Special Procedures . . . . . . . . . . . . . . . . . . . . .  5

5.   Appraisal Rights. . . . . . . . . . . . . . . . . . . . . . . . .  5

6.   Escheat . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

7.   Representations, Warranties and Covenants of Purchaser. . . . . .  5
     (a)  Due Organization . . . . . . . . . . . . . . . . . . . . . .  5
     (b)  Requisite Authority. . . . . . . . . . . . . . . . . . . . .  6
     (c)  Absence of Conflict. . . . . . . . . . . . . . . . . . . . .  6
     (d)  Government Approvals . . . . . . . . . . . . . . . . . . . .  7
     (e)  Absence of Claims. . . . . . . . . . . . . . . . . . . . . .  7
     (f)  Funds to Consummate Merger; Requisite Capital. . . . . . . .  7
     (g)  Proxy Information. . . . . . . . . . . . . . . . . . . . . .  7
     (h)  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . .  7
     (i)  Truthfulness of Representations. . . . . . . . . . . . . . .  7
     (j)  Reasonable Best Efforts. . . . . . . . . . . . . . . . . . .  7
     (k)  Survival of Indemnification. . . . . . . . . . . . . . . . .  8

     Section                                                          Page
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8.   Representations, Warranties and Covenants of Seller . . . . . . .  8
     (a)  Due Organization . . . . . . . . . . . . . . . . . . . . . .  8
     (b)  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . .  8
     (c)  Government Registration. . . . . . . . . . . . . . . . . . .  9
     (d)  Proper Authorization . . . . . . . . . . . . . . . . . . . .  9
     (e)  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .  9
     (f)  Financial Statements . . . . . . . . . . . . . . . . . . . . 10
     (g)  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
          (i)  Filing of Tax Returns; Payments; Liens. . . . . . . . . 10
          (ii) Delivery of Tax Returns . . . . . . . . . . . . . . . . 12
          (iii)     Payment of Taxes . . . . . . . . . . . . . . . . . 12
          (iv) Compromise of Claims. . . . . . . . . . . . . . . . . . 12
          (v)  Parachute Payments. . . . . . . . . . . . . . . . . . . 12
     (h)  Material Contracts . . . . . . . . . . . . . . . . . . . . . 12
     (i)  Real and Personal Property . . . . . . . . . . . . . . . . . 13
     (j)  Material Adverse Change. . . . . . . . . . . . . . . . . . . 13
     (k)  Catastrophic Loss. . . . . . . . . . . . . . . . . . . . . . 14
     (l)  Investigations and Litigation. . . . . . . . . . . . . . . . 14
     (m)  Accuracy of Minute Books . . . . . . . . . . . . . . . . . . 14
     (n)  Sufficiency of Records . . . . . . . . . . . . . . . . . . . 14
     (o)  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . 14
     (p)  Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     (q)  Compliance With Law. . . . . . . . . . . . . . . . . . . . . 15
     (r)  Accuracy of Stockholder Communications . . . . . . . . . . . 15
     (s)  Investment Banker/Finder Fee . . . . . . . . . . . . . . . . 15
     (t)  Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . 16
     (u)  Employee Benefits. . . . . . . . . . . . . . . . . . . . . . 16
          (i)  Identification of Plans . . . . . . . . . . . . . . . . 16
          (ii) Payment of Contributions. . . . . . . . . . . . . . . . 16
          (iii)     Pending Litigation . . . . . . . . . . . . . . . . 17
          (iv) Fiduciary Compliance. . . . . . . . . . . . . . . . . . 17
          (v)  ERISA Compliance. . . . . . . . . . . . . . . . . . . . 17
          (vi) Change in Control Benefits. . . . . . . . . . . . . . . 18
          (vii)     Consulting Agreement . . . . . . . . . . . . . . . 18
     (v)  Labor Contracts. . . . . . . . . . . . . . . . . . . . . . . 18
     (w)  Real Estate Owned. . . . . . . . . . . . . . . . . . . . . . 18
          (i)  Environmental Permits . . . . . . . . . . . . . . . . . 18
          (ii) Environmental Claims. . . . . . . . . . . . . . . . . . 19
          (iii)     Environmental Compliance . . . . . . . . . . . . . 19
     (x)  Seller Facilities. . . . . . . . . . . . . . . . . . . . . . 19
     (y)  Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

     Section                                                          Page
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     (z)  Investment Securities. . . . . . . . . . . . . . . . . . . . 20
     (aa) Intellectual Property. . . . . . . . . . . . . . . . . . . . 21
     (ab) Governmental Reports . . . . . . . . . . . . . . . . . . . . 21
     (ac) Reserve for Possible Loan and Lease Losses . . . . . . . . . 21
     (ad) Derivatives. . . . . . . . . . . . . . . . . . . . . . . . . 21
     (ae) Trust and Fiduciary Accounts . . . . . . . . . . . . . . . . 22
     (af) Affiliate Transactions . . . . . . . . . . . . . . . . . . . 22
     (ag) Section 203. . . . . . . . . . . . . . . . . . . . . . . . . 22
     (ah) Government Approvals . . . . . . . . . . . . . . . . . . . . 22
     (ai) Legal Fees . . . . . . . . . . . . . . . . . . . . . . . . . 22
     (aj) Accuracy of All Representations. . . . . . . . . . . . . . . 22
     (ak) Reasonable Best Efforts. . . . . . . . . . . . . . . . . . . 22

9.   Agreements with Respect to Conduct of Seller and Seller
        Subsidiaries After the Date Hereof . . . . . . . . . . . . . . 22
     (a)  Maintenance of Business. . . . . . . . . . . . . . . . . . . 23
     (b)  Prompt Notification. . . . . . . . . . . . . . . . . . . . . 23
     (c)  Restrictions; Required Consent . . . . . . . . . . . . . . . 23
     (e)  No Solicitation. . . . . . . . . . . . . . . . . . . . . . . 25
     (f)  No Interference. . . . . . . . . . . . . . . . . . . . . . . 25
     (g)  Payment of Liabilities . . . . . . . . . . . . . . . . . . . 26
     (h)  Prohibition Against Creation of Goodwill . . . . . . . . . . 26
     (i)  Compliance with Law. . . . . . . . . . . . . . . . . . . . . 26
     (j)  Maintenance of Operating Expense Levels. . . . . . . . . . . 26
     (k)  Maintenance of Books and Records . . . . . . . . . . . . . . 26
     (l)  Insider Loans. . . . . . . . . . . . . . . . . . . . . . . . 26

10.  Additional Agreements . . . . . . . . . . . . . . . . . . . . . . 26
     (a)  Continuing Access to Information . . . . . . . . . . . . . . 26
     (b)  Sharing of Filings . . . . . . . . . . . . . . . . . . . . . 27
     (c)  Notification . . . . . . . . . . . . . . . . . . . . . . . . 27
     (d)  Evidence of Title. . . . . . . . . . . . . . . . . . . . . . 27
     (e)  Seller Accruals and Reserves . . . . . . . . . . . . . . . . 27
     (f)  Resale of Seller . . . . . . . . . . . . . . . . . . . . . . 27
     (g)  Treatment of Seller Employee Benefit Plans . . . . . . . . . 28
     (h)  Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . 28
     (i)  Seller's New Main Banking Facility . . . . . . . . . . . . . 28

11.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . 29

12.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . 29

     Section                                                          Page
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13.  Stockholders' Approval. . . . . . . . . . . . . . . . . . . . . . 29

14.  Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . 30

15.  Seller Proxy Materials. . . . . . . . . . . . . . . . . . . . . . 30
     (a)  Preparation of Proxy Material. . . . . . . . . . . . . . . . 30
     (b)  Conditions to Mailing of Proxy Materials . . . . . . . . . . 31
          (i)  Fairness Opinion. . . . . . . . . . . . . . . . . . . . 31
          (ii) Officer's Certificate . . . . . . . . . . . . . . . . . 31
          (iii)     Mailing Date . . . . . . . . . . . . . . . . . . . 31

16.  Conditions Precedent to Obligations of Purchaser and Subsidiary . 31
     (a)  Accuracy of Representations and Warranties . . . . . . . . . 31
     (b)  Performance by Seller. . . . . . . . . . . . . . . . . . . . 31
     (c)  No Adverse Material Change; Adverse Trends in Problem Loans. 32
     (d)  Seller's Operating Budget. . . . . . . . . . . . . . . . . . 32
     (e)  Certification by Seller. . . . . . . . . . . . . . . . . . . 32
     (f)  Approval by Stockholders; Dissenters . . . . . . . . . . . . 32
     (g)  Certification by Board of Directors. . . . . . . . . . . . . 33
     (h)  Receipt of Requisite Approvals . . . . . . . . . . . . . . . 33
     (i)  Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . 33
     (j)  Governmental Approval. . . . . . . . . . . . . . . . . . . . 33
     (k)  No Adverse Decision. . . . . . . . . . . . . . . . . . . . . 33
     (l)  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . 33
     (m)  Accountant's Letter. . . . . . . . . . . . . . . . . . . . . 33
     (n)  Receipt of Resignations. . . . . . . . . . . . . . . . . . . 34
     (o)  No Legal Prohibition . . . . . . . . . . . . . . . . . . . . 34
     (p)  Employee Matters . . . . . . . . . . . . . . . . . . . . . . 34
     (q)  Non-Competition Matters. . . . . . . . . . . . . . . . . . . 34
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     (r)  Funds Available For Consummation . . . . . . . . . . . . . . 34

17.  Conditions Precedent to Obligations of Seller . . . . . . . . . . 34
     (a)  Accuracy of Representations and Warranties . . . . . . . . . 34
     (b)  Stockholder Approval . . . . . . . . . . . . . . . . . . . . 34
     (c)  Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . 34
     (d)  Performance by Purchaser . . . . . . . . . . . . . . . . . . 35
     (e)  Receipt of Requisite Approvals . . . . . . . . . . . . . . . 35
     (f)  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . 35

18.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . 35

     Section                                                          Page
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19.  Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . 35

20.  Publicity and Reports . . . . . . . . . . . . . . . . . . . . . . 36

21.  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . 36

22.  Law Governing . . . . . . . . . . . . . . . . . . . . . . . . . . 36

23.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 36

24.  Amendment and Waiver. . . . . . . . . . . . . . . . . . . . . . . 36

25.  Termination of Agreement. . . . . . . . . . . . . . . . . . . . . 37
     (a)  Methods of Termination . . . . . . . . . . . . . . . . . . . 37
     (b)  Further Liability. . . . . . . . . . . . . . . . . . . . . . 38

26.  Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . . 38

27.  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

28.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

29.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 40

30.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of the 28th day of May, 1996, by and among TDI Financial Corporation, a Delaware corporation ("Purchaser"), Alpha Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Purchaser ("Subsidiary"), and Security Chicago Corp., a Delaware corporation ("Seller"). Seller together with Subsidiary are sometimes referred to as the "Constituent Corporations".

                       W I T N E S S E T H:

     WHEREAS, the parties desire that Subsidiary be merged with and into Seller (the "Merger") upon the terms and conditions herein contained and in accordance with the Delaware General Corporation Law (the "Delaware Law"). The Board of Directors of Seller deems the Merger advisable and in the best interests of Seller and its stockholders and has adopted a resolution approving this Agreement and directing that this Agreement be submitted for the consideration at a meeting of Seller's stockholders. The respective Boards of Directors of Purchaser and Subsidiary have adopted resolutions approving this Agreement, and, as provided in this Agreement, Purchaser, as the sole stockholder of Subsidiary, has approved this Agreement.

     THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained and for the purpose of prescribing the terms and conditions of the Merger, the mode of carrying the Merger into effect, the manner of converting the shares of Subsidiary into shares of the Surviving Corporation (as defined in Paragraph 1) and the shares of Seller into cash, and such other details and provisions as are deemed desirable in connection with the Merger, the parties, intending to be bound, hereby agree as follows:

     1. THE MERGER. At the Effective Date (as defined in Paragraph 2), Subsidiary will be merged with and into Seller, and Seller will be the surviving corporation ("Surviving Corporation"), in accordance with the terms, conditions and provisions of this Agreement and the Certificate of Merger (as defined in Paragraph 2), subject to the requisite approval of:
(i) the stockholders of Seller as required by Delaware law; and (ii) all applicable state and federal governmental bodies and agencies ("Applicable Governmental Authorities"), in accordance with the laws, rules and regulations governing or related to the Applicable Governmental Authorities ("Applicable Law").

     2.   CONSUMMATION OF THE MERGER.

          (a) CLOSING AND EFFECTIVE DATE. The delivery of the certificates and opinions called for by this Agreement shall take place at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601-1003, and at such time as shall be fixed by mutual agreement of Purchaser and Seller on the last day of the month following the latest of (a) approval of the transactions required to effect the transactions contemplated by this Agreement by all the Applicable Governmental Authorities and the approval, consent or other action of such other governmental authorities having jurisdiction over the transactions governed by this Agreement as may be required; (b) the expiration of any waiting period imposed by law; and (c) satisfaction or waiver of the conditions set forth in Paragraphs 16 and 17 of this Agreement. Upon satisfaction of all conditions precedent to the consummation of the transactions contemplated by this Agreement, the Constituent Corporations shall cause the Merger to become effective on the date of the closing (the "Closing") by executing, acknowledging and filing on that date, in accordance with Sections 103 and 251 of the Delaware Law, a certificate of merger in form acceptable to Purchaser and Seller and their respective counsel (the "Certificate of Merger"). The date on which the Merger becomes effective shall be as of the Closing and shall be referred to as the "Effective Date".

          (b) CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. The Certificate of Incorporation of Seller shall be amended as set forth in the form of the Certificate of Merger and, as so amended, shall continue in full force and effect from and after the Effective Date as the Certificate of Incorporation of the Surviving Corporation, until otherwise amended as provided by law or by such Certificate.

          (c) BY-LAWS OF SURVIVING CORPORATION. The By-Laws of Subsidiary, as in effect on the Effective Date, shall be the By-Laws of the Surviving Corporation from and after the Effective Date until otherwise amended as provided by law or by such By-Laws.

          (d) DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors and officers of Subsidiary on the Effective Date shall be the directors and officers of the Surviving Corporation and shall hold office from and after the Effective Date until their respective successors are duly elected or appointed and qualified; provided that Purchaser and the Surviving Corporation shall take any corporate action necessary to effectuate the provisions of this subparagraph 2(d).

          (e) CONTINUED EXISTENCE OF SURVIVING CORPORATION. Following the Merger, the Surviving Corporation will continue its corporate existence under Delaware Law, and the separate corporate existence of Subsidiary shall cease.
 The Merger shall have the further effects set forth under the Delaware Law.

          (f) RESTRUCTURE OF TRANSACTION. If necessary to expedite or facilitate the Closing of the Merger and any other transactions contemplated by this Agreement, the parties agree that each will take or perform any additional reasonably necessary or advisable steps to restructure the transaction, provided that any such restructuring will not result in any change in the Merger Consideration (as defined in Paragraph 3(a) below) received by holders of Seller Common or alter the tax treatment of the transactions contemplated hereunder.

     3.   CONVERSION OF SHARES UPON THE MERGER.

          (a) MERGER CONSIDERATION. On the Effective Date, each issued and outstanding share of Common Stock, $5.00 par value, of Seller ("Seller Common"), other than Dissenting Shares, as hereinafter defined, shall, without further action, cease to be an issued and outstanding share of Seller, and shall become and be converted into a right to receive Sixty Dollars ($60.00) per share (the "Merger Consideration"). Any and all shares of Seller Common held as treasury stock of the Seller shall be cancelled and retired without further consideration.

          (b) CONVERSION. On the Effective Date, all issued and outstanding shares of Common Stock, $1.00 par value, of Subsidiary shall be converted into 100 validly issued, fully paid and nonassessable shares of the Common Stock of Surviving Corporation. The certificate(s) which formerly represented the outstanding shares of Subsidiary shall, from and after the Effective Date, represent, and for all purposes be evidence of ownership of, the number of shares of the class of the Surviving Corporation set forth above in the immediately preceding sentence.

          (c) RECLASSIFIACTION OF SELLER COMMON. In the event that between the date of this Agreement and the Effective Date, Seller subdivides the outstanding shares of Seller Common into a greater number of shares, or combines its outstanding shares of Seller Common into a smaller number of shares, or effects a reclassification of Seller Common, or pays a dividend in shares of its capital stock, then the Merger Consideration shall be adjusted so that the amount of cash to be received with respect to each share of Seller Common shall be reduced or increased by an amount such that the aggregate amount of cash received by each holder of Seller Common is not increased or decreased as a result of such subdivision, combination, reclassification or dividend.

          (d) RIGHT TO RECEIVE MERGER CONSIDERATION. After the Effective Date and until surrendered for payment, each outstanding stock certificate which, prior to the Effective Date, represented shares of Seller Common shall be deemed for all purposes to represent the right to receive an amount of cash equal to the product of the Merger Consideration multiplied by the number of shares represented by such certificate, provided that, subject to the applicable provisions of Paragraph 4(d), in any matters relating to such certificates, Purchaser and Subsidiary may rely conclusively upon the record of stockholders maintained by Seller containing the names and addresses of the holders of record of Seller Common on the Effective Date.

     4.   SURRENDER OF CERTIFICATES AND PAYMENT OF MERGER CONSIDERATION.

          (a) APPOINTMENT OF EXCHANGE AGENT. Prior to the Closing, LaSalle National Trust, N.A. or another exchange agent selected by Purchaser, and reasonably acceptable to Seller (the "Exchange Agent"), shall be appointed to act as the Exchange Agent in connection with the Merger.

          (b) DEPOSIT OF FUNDS WITH EXCHANGE AGENT. Immediately prior to the Effective Date (and in all events prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware), Purchaser shall deposit, or cause to be deposited, with the Exchange Agent, in trust for the stockholders (the "Stockholders") of Seller immediately prior to the Effective Date, other than holders of Dissenting Shares, immediately available funds in an amount sufficient to pay the Merger Consideration in respect of all shares of Seller Common converted pursuant to Paragraph 3(a). All deposits with the Exchange Agent pursuant to this Paragraph 4 are referred to as the "Exchange Fund". The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

          (c) PAYMENT OF MERGER CONSIDERATION. As soon as practicable after the Effective Date but in any event as required by Paragraph 4(e), Purchaser and Seller shall cause the Exchange Agent to remit to each of the Stockholders who has surrendered to the Exchange Agent (or any forwarding agent which may be appointed by Purchaser) a certificate or certificates representing shares of Seller Common together with any other documentation that reasonably may be required by Purchaser and Seller or the Exchange Agent, an amount equal to the product of the Merger Consideration and the number of shares of Seller Common represented by the certificate or certificates so surrendered. Remittances of Merger Consideration by the Exchange Agent to the Stockholders shall be made without interest and shall be by bank check; provided, however, that any Stockholder entitled to receive more than U.S. $250,000 in Merger Consideration with respect to such Stockholder's shares of Seller Common may elect to receive such remittance by wire transfer of immediately available funds in accordance with instructions given by such Stockholder.

          (d) SURRENDER OF CERTIFICATES. Subject to Paragraph 4(e) below, prior to the Effective Date, Purchaser and Seller will cause the Surviving Corporation or the Exchange Agent to mail to each Stockholder a letter of transmittal, which among other matters shall specify how the surrender of stock certificates in exchange for the Merger Consideration shall be effected (the "Letter of Transmittal"). There shall be no obligation to deliver the Merger Consideration in respect of any shares of Seller Common until (and then only to the extent that) the holder thereof surrenders its certificate or certificates representing the shares of Seller Common for exchange as provided in this Paragraph 4, or, in lieu thereof, delivers to the Exchange Agent an appropriate affidavit of loss and an indemnity agreement as may be required in any such case by Purchaser in its reasonable discretion (which discretion Purchaser may delegate to the Exchange Agent). If any payment for shares of Seller Common is to be made in a name other than that in which the certificate for Seller Common surrendered for exchange is registered, it shall be a condition to the payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that all signatures shall be guaranteed by a member firm of any national securities exchange in the United States or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office in the United States, and that the person requesting the payment shall either
(i) pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or (ii) establish to the reasonable satisfaction of the Exchange Agent that such taxes have been paid or are not payable.

From and after the Effective Date, there shall be no transfers on the stock transfer books of Seller of any shares of Seller Common outstanding immediately prior to the Effective Date and any such shares of Seller Common presented to the Exchange Agent shall be cancelled in exchange for the aggregate Merger Consideration payable with respect thereto as provided in Paragraph 3 above.

          (e) SPECIAL PROCEDURES. Purchaser and Seller agree, pursuant to a written agreement with the Exchange Agent, to implement reasonable procedures so that each Stockholder shall have the opportunity to surrender his or her certificates and Letter of Transmittal prior to the Effective Date and receive the Merger Consideration in exchange therefor forthwith at the Effective Date all as otherwise in accordance with this Paragraph 4. Without limiting the generality of the foregoing, upon the request of any Stockholder made prior to the Closing, Purchaser and Seller shall cause to be furnished to such Stockholder prior to the Closing the Letter of Transmittal and any other documents necessary to effect the surrender of such Stockholder's certificates in exchange for the Merger Consideration represented thereby.

     5. APPRAISAL RIGHTS. A "Dissenting Share" shall mean a share of Seller Common held by any person who properly exercises (including timely perfection and timely compliance with all other requirements under Section 262 of the Delaware Law) any appraisal rights under the Delaware Law with respect to such share. The holder of any Dissenting Share shall have the rights, subject to the limitations, provided by Section 262 of the Delaware Law. If at any time a holder of Dissenting Shares shall lose or withdraw his or her rights to appraisal with respect to his or her shares of Seller Common, then (i) such shares shall be converted into the right to receive the Merger Consideration in respect of such shares, and (ii) subject to Paragraph 6, the Surviving Corporation shall deposit with the Exchange Agent, so that the Exchange Agent may pay, upon compliance with the foregoing provisions hereof for payment and receipt of, the Merger Consideration in respect of such shares.

     6. ESCHEAT. Any portion of the Exchange Fund which remains unclaimed by the Stockholders as of the third anniversary of the Effective Time shall be delivered to the Surviving Corporation, upon demand of the Surviving Corporation, and the Stockholders shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration with respect to their shares of Seller Common. Notwithstanding anything in Paragraph 4 or elsewhere in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a former holder of Seller Common for any cash delivered to a public official pursuant to applicable escheat or abandoned property laws.

     7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. Purchaser and Subsidiary each hereby represents, warrants and covenants to Seller that:

          (a) DUE ORGANIZATION. Each of Purchaser and Subsidiary is a corporation duly organized and validly existing under the laws of the State of Delaware. Subject to Purchaser becoming registered with the Board of Governors of the Federal Reserve System ("Federal Reserve") as a bank holding company and also registered with the Office of Banks and Real

Estate of the State of Illinois (the "Commissioner") as a bank holding company under the laws of the State of Illinois, each of Purchaser and Subsidiary will have all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Purchaser or Subsidiary, nor the location of any of the properties of Purchaser or Subsidiary, requires that Purchaser or Subsidiary be licensed to do business in any jurisdiction other than the States of Delaware and Illinois.

          (b) REQUISITE AUTHORITY. Each of Purchaser and Subsidiary has all requisite corporate power and authority to enter into this Agreement (and, in the case of Subsidiary, the Certificate of Merger) and to consummate the Merger and the transactions contemplated hereby and thereby. The respective Boards of Directors of Purchaser and Subsidiary have adopted resolutions approving this Agreement. Purchaser, as the sole stockholder of Subsidiary, has adopted resolutions irrevocably approving and adopting this Agreement. The execution and delivery by Purchaser and Subsidiary of this Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser and Subsidiary, and this Agreement and, in the case of Subsidiary, the Certificate of Merger, have been duly executed and delivered by Purchaser and Subsidiary and constitute a valid and binding obligation of Purchaser and Subsidiary, enforceable against each of Purchaser and Subsidiary in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, and other similar laws affecting creditors' rights generally, and (ii) general principles of equity regardless of whether asserted in a proceeding in equity or at law.

          (c) ABSENCE OF CONFLICT. Neither the execution and delivery by Purchaser or Subsidiary of this Agreement, the consummation of the transactions contemplated herein, nor compliance by Purchaser or Subsidiary with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Purchaser or Subsidiary; (ii) constitute a breach of or result in a default, or give rise to any rights of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Purchaser or Subsidiary is a party, or by which Purchaser or Subsidiary or any of their respective properties or assets are bound; or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or Subsidiary or any of their respective properties or assets. No consent of, approval of, notice to or filing with any local, state, federal governmental body or agency (collectively, "Applicable Governmental Authorities") having jurisdiction over any aspect of the business or assets of Purchaser or Subsidiary, and no consent of, approval of or notice to or filing with any other person, including any corporation, partnership, limited liability company, or other entity of any kind whatsoever (a "Person") is required in connection with the execution and delivery by Purchaser or Subsidiary of this Agreement or the consummation by Purchaser of the transactions contemplated hereby, except such approvals of the Federal Reserve and the Commissioner (collectively, the "Regulatory Approvals").

          (d) GOVERNMENT APPROVALS. To the knowledge of Purchaser, no fact or condition exists which Purchaser has reason to believe will prevent it (or, to the extent that approval with respect to the Subsidiary is required under applicable law, statute or regulation, the Subsidiary) from obtaining any of the Regulatory Approvals, assuming that Purchaser and Subsidiary will obtain sufficient funds, sources of funds and requisite regulatory capital to consummate the Merger.

          (e) ABSENCE OF CLAIMS. There is no private or governmental suit, claim, action or proceeding pending or threatened, or which reasonably should be expected to be commenced, against Purchaser, its subsidiaries or against any of their respective directors or officers that would impair the ability of Purchaser or Subsidiary to perform its obligations hereunder.

          (f) FUNDS TO CONSUMMATE MERGER; REQUISITE CAPITAL. Each of Purchaser and Subsidiary agrees to use its reasonable best efforts to have prior to the Closing the necessary capital required by the regulations of the Federal Reserve and the Commissioner to consummate the transactions contemplated by this Agreement and to have sufficient funds and capital resources to carry out their respective obligations under this Agreement. However, this undertaking does not guaranty that such funding and capital can be obtained.

          (g) PROXY INFORMATION. None of the information to be supplied by Purchaser for inclusion or incorporation by reference in any proxy statement of Seller with respect to the Merger as of the time of its mailing and as of the time of the meeting of Seller's stockholders in connection therewith, and as amended or supplemented by Purchaser, will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.

          (h) CAPITAL STOCK. The authorized, issued and outstanding capital stock of Subsidiary is as follows: 100 shares of Common Stock, $1.00 par value per share. All of the issued and outstanding shares of capital stock are duly and validly authorized and issued, fully paid and nonassessable and are owned by Purchaser.

          (i) TRUTHFULNESS OF REPRESENTATIONS. The representations and warranties made by Purchaser and Subsidiary in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact which is necessary in order to make the statements contained herein not misleading.

          (j) REASONABLE BEST EFFORTS. Subject to the conditions set forth in Paragraph 16 hereof, Purchaser will undertake or, to the extent such action is not within the sole power of Purchaser, use its reasonable best efforts to cause to be undertaken, each such action as may be necessary to effectuate the Merger and to carry out the provisions of this Agreement and the Certificate of Merger.

          (k) SURVIVAL OF INDEMNIFICATION; D&O INSURANCE. Purchaser agrees that, for a period of three years from the Effective Date, all provisions for indemnification now existing in favor of the directors, officers and employees of Seller or Seller Subsidiaries (as defined below) in their respective charters and by-laws shall survive the Merger and shall continue in full force and effect with respect to acts or omissions occurring prior to the Effective Date. Purchaser agrees to use its best efforts to maintain in effect, provided the same may be maintained at a cost not to exceed $20,000, for a period of three years from the Effective Date, the current policies for directors' and officers' liability insurance maintained by Seller or policies which provide substantially similar coverage. Purchaser shall have the right to procure this coverage for the benefit of such persons. Nothing in this Paragraph 7(k) shall be construed to require Purchaser to provide indemnification to such directors or officers of Seller or any Seller Subsidiary for claims of Purchaser arising out of the transactions contemplated by this Agreement.

     8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller represents and warrants to, and covenants with, Purchaser that:

          (a) DUE ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power to own its properties and assets and to carry on its business as now conducted. Seller is duly qualified to conduct its business and is in good standing in each jurisdiction in which the nature of the business transacted by Seller requires such qualification, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect (as defined herein) on Seller. A listing of all jurisdictions in which Seller is qualified to do business has been furnished Purchaser in the Subsidiary List referred to in subparagraph 8(e) hereof. For purposes of this Agreement, the term "material adverse effect" shall mean, with respect to Seller, an effect which would equate to a material adverse change as provided in Paragraph 8(j) below.

          (b) CAPITAL STOCK. On the date hereof, Seller has authorized, issued and outstanding capital stock as follows:

    Class of Stock    Authorized    Issued    Outstanding    Treasury
    --------------    ----------    ------    -----------    --------
       Common         1,000,000     240,000     208,714       31,286
      Preferred       1,000,000       -0-         -0-           -0-

All of the issued and outstanding shares of Seller Common are duly and validly authorized and issued, fully paid and nonassessable. None of the issued and outstanding shares of Seller Common have been issued in violation of any preemptive rights. Other than as set forth above and as set forth in a list (the "COMMITMENT LIST") which has been furnished to Purchaser, there are no (nor will there be on the Effective Date) shares of any class of capital stock or equity securities of Seller outstanding (other than Seller Common) and there are no (nor will there be on the Effective Date) outstanding or existing subscriptions, options, warrants, convertible secu-rities, preemptive rights or other agreements, commitments or obligations relating to the issuance of additional shares of any class of capital stock or other equity securities of Seller, other than the Stock Option.

          (c) GOVERNMENT REGISTRATION. Seller is registered as a bank holding company with the Federal Reserve pursuant to the applicable provisions of the Federal Reserve Act, as amended, and the regulations promulgated thereunder, and is also registered with the Commissioner as a bank holding company under the laws of the State of Illinois.

          (d) PROPER AUTHORIZATION. Subject only to approval by the stockholders of Seller of the Merger to permit the transactions contemplated hereby, the execution and delivery of this Agreement and the Certificate of Merger by Seller and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Seller and constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as limited by (x) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (y) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. The execution of this Agreement and the Certificate of Merger by Seller and the consummation of the transactions contemplated by this Agreement and the Certificate of Merger have not and will not violate the provisions of, or constitute a breach or default, or give rise to any rights of termination, cancellation or acceleration under
(i) any of the certificate of incorporation, charter or by-laws of Seller or any of Seller Subsidiaries, (ii) any Material Contract (as hereinafter defined) of Seller or any Seller Subsidiary or (iii) any other material license, law, order, injunction, decree, rule, regulation or judgment to which Seller or any Seller Subsidiary is a party, is bound or by which any of their respective properties or assets is subject.

          (e) SUBSIDIARIES. Seller has furnished to Purchaser a list (the "SUBSIDIARY LIST") as of the date hereof of all entities including, without limitation, corporations, partnerships, joint ventures, limited liability companies, and inactive corporations, in which Seller has a direct or indirect equity or ownership interest, other than stock in the Federal Reserve Bank of Chicago (each a "Seller Subsidiary" and collectively, the "Seller Subsidiaries"). Except as set forth on the SUBSIDIARY LIST, Seller represents that it is the sole owner of all Seller Subsidiaries. The SUBSIDIARY LIST shows for each of Seller Subsidiaries: its date and jurisdiction of incorporation or organization; each other jurisdiction in which it is qualified or licensed to do business; its authorized, issued and outstanding capital stock, other equity securities and other ownership interests; and the record owners thereof and the percentages owned by each. Each of Seller Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and was properly established pursuant to the regulations and procedures of either the Federal Reserve or the Commissioner and has all necessary corporate power to own its properties and assets and to carry on its business as now conducted. Each of Seller Subsidiaries is duly qualified to conduct its business and is in good standing in each jurisdiction in which the nature of the business transacted by it requires such qualification, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on Seller. Other than as set forth on the SUBSIDIARY LIST, all of the issued and outstanding shares of capital stock, other equity securities and other ownership interests of Seller Subsidiaries are duly and validly authorized and issued, are fully paid and nonassessable, and, together with all outstanding subscriptions, options, warrants, convertible securities, preemptive rights and other agreements, commitments and obligations relating to the issuance of additional shares of capital stock, other equity securities or other ownership interests of any of Seller Subsidiaries, are owned by Seller or another Seller Subsidiary, free and clear of all liens, security interests, charges, claims and encumbrances. Other than as set forth on the SUBSIDIARY LIST, there are no shares of any class of capital stock, other equity securities or other ownership interests of any of Seller Subsidiaries outstanding and there are no outstanding or existing subscriptions, options, warrants, convertible securities, preemptive rights or other agreements, commitments or obligations relating to the issuance of additional shares of any class of capital stock, other equity securities or other ownership interests of any of Seller Subsidiaries.

          (f) FINANCIAL STATEMENTS. Seller has delivered to Purchaser consolidated statements of condition of Seller and Seller Subsidiaries at December 31, 1993, 1994 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years 1993 through 1995. All such financial statements referred to above have been examined by Crowe, Chizek & Company, LLP, independent certified public accounts, or KPMG Peat Marwick, independent certified public accountants, whose reports thereon are included with such financial statements with respect to fiscal years 1994 and 1995 and 1993 respectively. Seller has delivered to Purchaser the unaudited consolidated statement of condition of Seller and Seller Subsidiaries at March 31, 1996, as reported in Seller's Quarterly Report of Condition to be filed with the Federal Reserve, the Federal Deposit Insurance Corporation ("FDIC") and the Commissioner. All such financial statements have been prepared in conformity with generally accepted accounting principles, or regulatory principles in the case of the Quarterly Report of Condition, applied on a consistent basis (except for changes, if any, required by generally accepted accounting principles and disclosed therein), and the statements of income present fairly the results of operations for the respective periods covered and the statements of condition present fairly the consolidated financial condition of Seller as of their respective dates except for Seller's interim financial statements which are subject to normal year-end adjustments. At the dates of such consolidated statements of condition, there were no material liabilities of Seller or any of Seller Subsidiaries (actual, contingent or accrued) which, in accordance with generally accepted accounting principles applied on a consistent basis, should have been shown or reflected in such statements of condition or the notes thereto, but which are not so shown or reflected.

          (g)  TAXES.

               (i) FILING OF TAX RETURNS; PAYMENTS; LIENS. Except as provided in the TAX LIST (as hereinafter defined), Seller and each Seller Subsidiary, including any predecessor or successor thereto (the "Group") alone or as members of any other Affiliated Group (as that term is defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code")) have (i) duly and timely filed and will timely file (taking into account any extensions received from a relevant governmental body) where required (directly or indirectly), pursuant to the laws, regulations or administrative requirements of each governmental body, all tax returns required to be filed for all periods up to and including the Effective Date that are, were or shall be required to be filed by or with respect to it, with respect to any taxes, and
(ii) paid or made specific provision for the payment of all taxes, whether or not disputed, that have or may become due, including without limitation taxes shown as due on such tax returns, that are attributable directly or indirectly, by law or by contract, to (A) the operation of its business, valuation studies or other documentation prepared by any member of the Group or by third parties in connection with taxes, the acquisition of any member of the Group or any investment of the Group or (B) any assessment or notice, either formal or informal, received by any member of the Group, including as members of predecessor Affiliated Groups, for any period up to and including the Effective Date or (C) the transactions contemplated by this Agreement. All tax returns filed or to be filed by any member of the Group, including as members of predecessor Affiliated Groups, were when filed and continue to be, or will be when filed, true, correct and complete in all material respects; and further, such tax returns filed subsequent to the date hereof shall be prepared in a manner that, to the extent consistent with both applicable law (including reasonably based interpretations thereof) and the application of such law on prior tax returns, minimizes the taxes payable by Seller and Seller Subsidiaries and, subsequent to the Effective Date, by Purchaser and its affiliates. There are no liens with respect to taxes (other than taxes the payment of which is not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established) upon any of the properties or assets, real or personal, tangible or intangible, of any member of the Group. Any accruals made and to be made for taxes on or prior to the Effective Date are and will be sufficient for the payment of all unpaid taxes payable by any member of the Group attributable to all periods up to and including the Effective Date provided however that with respect to accruals for core deposit intangibles and other intangibles including goodwill, this representation and warranty is made to the best of Seller's knowledge. All accruals in the other-assets, deferred tax account accurately provide deferred tax debits and credits which, based upon current applicable income tax law and reasonable interpreta-tions thereof, will be realized on Purchaser's (or its affiliates) income tax returns subsequent to the Effective Date or, if not, will be recorded on the books and records of the Seller. No issues have been raised by any governmental body in connection with any audit of any federal, state, local or foreign tax returns, except as disclosed on the TAX LIST. Except as disclosed on the TAX LIST, the tax returns of Seller and each member of the Group have been audited by the Internal Revenue Service or relevant governmental body or are closed by the applicable statute of limitations for all taxable years through December 31, 1995. All tax deficiencies proposed (plus interest and penalties assessed thereon, if any) as a result of any such audits, if any, have been paid, reserved against, settled, or, as described on the TAX LIST, are being contested in good faith by appropriate proceedings. The TAX LIST describes all adjustments to the tax returns filed by the Group or any predecessor Affiliated Group, if any, for all open taxable years, and the resulting deficiencies proposed by any governmental body. Except as set forth on the TAX LIST no member of the Group has given or been given a waiver or extension (or is or would be subject to a waiver or extension given to or by any other entity) of any statute of limitations relating to the payment of taxes of any member of the Group, including any predecessor Affiliate Group, if any, for which Purchaser or its affiliates or any member of the Group may be liable. There is no ongoing proceeding by any governmental body for the assessment or collection of any taxes. There exists no proposed assessment against any member of the Group or notice, either formal or informal, of any tax deficiency or any examination of any tax returns filed by any member of the Group or any notice that any member of the Group has not filed any tax returns required to be filed by any member of the Group except as disclosed in the consolidated statements of condition of Seller or on the TAX LIST.

               (ii) DELIVERY OF TAX RETURNS. For Purchaser's prior review, Seller shall deliver or cause to be delivered to Purchaser at least 10 days prior to the filing thereof a copy of each income tax return to be filed on or before the Effective Date by Seller or any of Seller Subsidiaries.

               (iii) PAYMENT OF TAXES. Each of Seller and each of Seller Subsidiaries shall punctually pay and discharge all taxes lawfully imposed upon it or any of its property, or upon the income and profits thereof; provided however, that nothing herein contained shall prohibit Seller from contesting in good faith and by appropriate proceedings the validity or amount of any taxes as long as there shall have been established on the appropriate books a reserve therefor deemed adequate by its Board of Directors.

               (iv) COMPROMISE OF CLAIMS. Seller and Seller Subsidiaries shall not compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency, except in a form previously approved by Purchaser.

               (v) PARACHUTE PAYMENTS. Neither Seller nor any Seller Subsidiary has made any payments, is obligated to make any payments or is a party to any agreement that could obligate any of them, Purchaser or Subsidiary to make any payment that would constitute a "parachute payment" under Section 280G of the Code.

          (h) MATERIAL CONTRACTS. All material executory contracts, indentures, com-mitments, and other material agreements in excess of $20,000, and all such contracts, indentures and other material agreements where payments when aggregated over the course of a twelve month period exceeds $20,000 or which cannot be terminated without penalty, to which Seller and/or any of Seller Subsidiaries is a party or to which Seller and/or any of Seller Subsidiaries or any of their properties are subject (collectively, the "Material Contracts" and each a "Material Contract") were entered into, and are, in the ordinary course of business, and appear on a list which has been furnished to Purchaser (the "CONTRACT LIST"). True copies of the agreements appearing on the CONTRACT LIST, including all amendments and supplements thereto, have been delivered to Purchaser. Except as disclosed on the CONTRACT LIST and except as set forth in the LITIGATION LIST (as hereinafter defined), all the Material Contracts are valid and subsisting, and Seller and each of Seller Subsidiaries has duly performed in all material respects all its obligations thereunder to the extent that such obligations to perform have accrued, and no breach or default thereunder by Seller or any of Seller Subsidiaries or, to the best of Seller's knowledge, any other party thereto has occurred which will impair the ability of Seller or any of Seller Subsidiaries to enforce any material rights thereunder.

          (i) REAL AND PERSONAL PROPERTY. Seller or a Seller Subsidiary, as the case may be, has good title to all of the assets which do not constitute real property (other than those non-real property assets disposed in the ordinary course of business of Seller or a Seller Subsidiary since December 31, 1995) reflected as owned by any of them in the December 31, 1995 consolidated financial statements of Seller, free and clear of any material liens or other material encumbrances, except for: (i) statutory liens for taxes not yet due; (ii) statutory liens of landlords, liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due; (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations; and (iv) minor irregularities of title which do not in the aggregate materially detract from the value or use of such of Seller's assets. Seller or a Seller Subsidiary, as the case may be, has fee simple title to all of the real properties reflected as owned by any of them in the December 31, 1995 consolidated financial statements of Seller, free and clear of any material liens or other material encumbrances, except for any minor imperfections of title and any exceptions (the "Permitted Exceptions") set forth in the REAL ESTATE LIST (as herein defined) and except for those assets disposed of in the ordinary course of business of Seller or a Seller Subsidiary since that date. Seller has furnished to Purchaser a list (the "REAL ESTATE LIST"), which lists (i) all real property owned or leased by Seller or any Seller Subsidiary together with the addresses thereof and (ii) each lease, sublease, installment purchase or similar arrangement (a "Lease") for the use or occupancy of real property to which Seller or a Seller Subsidiary is a party. Seller has furnished to Purchaser a copy of each Lease, including all amendments thereto. Each Lease is valid and enforceable in all material respects by Seller or the respective Seller Subsidiary in accordance with its terms, except as limited by (i) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. As of the date hereof, to Seller's knowledge, the real properties, structures, buildings, equipment, and the tangible personal property owned, operated or leased by Seller or any Seller Subsidiary, taken as a whole (that is, aggregating all of the types of property referred to above, whether owned, operated or leased, and regardless of by whom owned, operated or leased), in substantially good condition and working order, except for depreciation and ordinary wear and tear. The real properties, structures, and buildings owned, operated or leased by Seller or any Seller Subsidiary are free from any material structural defect known to the management of Seller.

          (j) MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has been no mate-rial adverse change in the business, financial condition, properties or other assets or capitalization of Seller and Seller Subsidiaries, taken as a whole. The effect of any decrease in the carrying value of Seller's investment in AMCORE Financial, Inc., a multi-bank holding company, shall be disregarded for this purpose.

          (k) CATASTROPHIC LOSS. There has been no physical loss, damage or destruction affecting any of the tangible properties of Seller or any of Seller Subsidiaries since December 31, 1995 which (a) materially adversely affects the business or financial condition of Seller and Seller Subsidiaries (whether or not covered by insurance), taken as a whole, or (b) which may involve an uninsured loss of more than $50,000.

          (l) INVESTIGATIONS AND LITIGATION. There is no investigation by any federal, state or local governmental agency of which Seller is aware, or any action, suit, proceeding or claim pending or, to the best of Seller's knowledge, threatened or which reasonably should be expected to be threatened, against or adversely affecting Seller or any of Seller Subsidiaries (including, without limitation, any investigation, action, or proceeding with respect to taxes), or the assets or business of Seller or any of Seller Subsidiaries, which would, if adversely determined, have a material adverse effect on Seller or to the best of Seller's knowledge, which may involve a payment by Seller or any Seller Subsidiary of more than $50,000 in excess of applicable insurance coverage, except as set forth on a list (the "LITIGATION LIST") which has been furnished to Purchaser. Except as set forth on the LITIGATION LIST, (i) neither Seller nor any Seller Subsidiary nor any director, officer, employee or agent of Seller or any Seller Subsidiary in their respective capacities as directors, officers, employees or agents, is a party to any, and there are no pending or, to the best of Seller's knowledge threatened, legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature against Seller or any Seller Subsidiary, or any director, officer, employee or agent of Seller or any Seller Subsidiary in their respective capacities as directors, officers, employees or agents, or involving any property or assets of Seller or any Seller Subsidiary and (ii) there is no outstanding order, writ, injunction or decree of any court, government or governmental agency against or, affecting Seller or any of Seller Subsidiaries, or the assets or business of Seller or any of Seller Subsidiaries, which in the case of either (i) or (ii) could reasonably be expected to have a material adverse effect on Seller or which challenges the validity or propriety of the transactions contemplated by this Agreement.

          (m) ACCURACY OF MINUTE BOOKS. The minute books of Seller and each of Seller Subsidiaries accurately reflect all material actions taken to this date by the respective incorporators, stockholders, board of directors and committees of such corporations and contain true and complete copies of their respective certificates of incorporation or charters and by-laws and all amendments thereto.

          (n)  SUFFICIENCY OF RECORDS.  Seller and each of Seller
Subsidiaries have records which reflect, in all material respects, its transactions sufficient to ensure that such transactions are recorded in conformity with generally accepted accounting principles.

          (o) INSURANCE. Seller and each Seller Subsidiary has in effect insurance coverage with reputable insurers, which in respect to amounts, types and risks insured, is reasonably adequate for the business in which Seller and Seller Subsidiaries are engaged. A schedule of all insurance policies in effect as to Seller and any Seller Subsidiary is set forth in the INSURANCE LIST. All material policies of fire, product or other liability, worker's compensation and other similar forms of insurance owned or held by Seller or any Seller Subsidiary are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy. To the best of Seller's knowledge, such policies are in force in accordance with their terms, and will not be materially adversely affected, or terminate or lapse, solely by reason of, the transactions contemplated by this Agreement. The insurance policies to which Seller and each Seller Subsidiary is a party are sufficient for compliance with all material requirements of law and of all material agreements to which Seller and each Seller Subsidiary is a party and provide adequate insurance coverage for the assets and operations of Seller and any Seller Subsidiary. Except as set forth in the INSURANCE LIST, neither Seller nor any Seller Subsidiary has been refused any insurance with respect to any material assets or operations, during the last two years.

          (p) LICENSES. Except as set forth in the FRANCHISE LIST, neither Seller nor any of Seller Subsidiaries holds any registrations, licenses, permits or franchises which are of material significance with respect to the operation of their respective businesses.

          (q) COMPLIANCE WITH LAW AND REGULATORY REQUIREMENTS. Seller and each of Seller Subsidiaries has conducted its business in accordance with all applicable federal, state and local laws, regulations and orders and is in material compliance with all agreements with and commitments to their respective banking regulators; including, without limitation, disclosure, usury, equal credit opportunity, equal employment, fair credit reporting, antitrust and other laws, regulations and orders; the forms, procedures, and practices used by Seller and each of Seller Subsidiaries are in compliance with such laws, regulations and orders except as disclosed in the LAW AND REGULATION LIST, and except for such violations or non-compliance as will not have a material adverse effect on Seller. Seller and Seller's subsidiaries meet or exceed all core capital, tangible capital, risk-based capital or other minimum capital requirements, directives or guidelines applicable to them as established by the Federal Reserve, the FDIC, the Commissioner or any other Applicable Governmental Authority.

          (r) ACCURACY OF STOCKHOLDER COMMUNICATIONS. Seller has previously made available to Purchaser true and complete copies of its proxy statements and annual reports relating to all meetings of stockholders (whether special or annual) during the calendar years 1993, 1994, 1995 and 1996. As of their respective dates, the proxy statements and annual reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (s) INVESTMENT BANKER/FINDER FEE. Except for the fairness opinion fee of Alex Sheschunoff & Co. which fee shall not exceed $20,000, neither Seller nor any of Seller Subsidiaries or any of their respective affiliates has incurred or paid or will incur or pay any fee or remuneration to any finder, broker or investment banker in respect of matters provided for in this Agreement.

          (t) DIVIDENDS. There has been no dividend or other distribution of assets to stockholders of Seller, whether consisting of money, other personal property, real property or other things of value, declared, issued or paid subsequent to December 31, 1995. All dividends or other distribution of assets to stockholders of Seller or Seller Subsidiaries have been declared, issued and paid in compliance with all applicable laws, rules and regulations of the Federal Reserve, the FDIC and the Commissioner.

          (u)  EMPLOYEE BENEFITS.

               (i) IDENTIFICATION OF PLANS. Seller has furnished to Purchaser a list (the "EMPLOYEE BENEFIT PLAN LIST"), which identifies each compensation, consulting, employment or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation (including any payment or benefit resulting from a change in control), vacation, disability, profit sharing, retirement, or other employment or employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering directors, officers, employees or former employees of Seller or any Seller Subsidiary or its respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which Seller or any Seller Subsidiary maintains, to which Seller or any Seller Subsidiary contributes, or under which any present or former director, officer or employee of Seller or any Seller Subsidiary is covered or has benefit rights ("Benefit Plans"). THE EMPLOYEE BENEFIT PLAN List also sets forth a complete list which identifies any change in control provisions in the Benefit Plans which would cause an increase or acceleration of benefits or benefit entitlements ("Change in Control Benefit") to present or former directors, officers or employees of Seller or any Seller Subsidiary or its respective beneficiaries or other event which would cause an increase in liability with respect thereto as a result of the transactions contemplated by this Agreement and with respect to which Seller has liability. The term "Benefit Plans" does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Without limitation of the foregoing, except as separately set forth on the Employee Benefit Plan List, (i) no Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA, (ii) no Benefit Plan is an employee pension benefit plan as defined in Section 3(2) of ERISA (regardless of the applicability of said Section to any such plan), and (iii) at no time has Seller or any Seller Subsidiary maintained, sponsored or had an obligation to contribute to any such multi-employer plan or employee pension benefit plan. For the purposes of subparagraph 8(u)(i), the terms "Seller" and "Seller Subsidiary" shall be deemed to include predecessors thereof.

               (ii) PAYMENT OF CONTRIBUTIONS. All accrued contributions and other payments to be made by Seller or any Seller Subsidiary to any Benefit Plan through December 31, 1995 have been made or reserves adequate for such purposes as of December 31,

1995 have been set aside therefor and reflected in the December 31, 1995 financial statements. The present value of all accrued benefits under each Benefit Plan do not exceed the present current value of the assets of such Plan allocable to such accrued benefits, based upon actual assumptions used for such Plan. Neither Seller nor any Seller Subsidiary is in default in performing any of its respective contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract, excepting such defaults as would not have a material adverse effect on the business, operations, assets or financial condition of Seller and Seller Subsidiaries taken as a whole, and there are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such plan and their beneficiaries in accordance with the terms of such plan.

               (iii) PENDING LITIGATION. There is no pending litigation or, to the best of Seller's knowledge or any Seller Subsidiary, threatened litigation or pending claim by or on behalf of or against any of the Benefit Plans (or with respect to the administration of any of the Benefit Plans) now or heretofore maintained by Seller or any Seller Subsidiary which allege violations of applicable state or federal law which would have a material adverse effect on Seller, nor to the knowledge of Seller, is there any basis for such a claim.

               (iv) FIDUCIARY COMPLIANCE. Seller and each Seller Subsidiary and, to the best of Seller's knowledge and each Seller Subsidiary's, all other persons having fiduciary or other responsibilities or duties with respect to any Benefit Plan are and have since the inception of each such Plan been in compliance in all material respects with, and each such Plan is and has been oper-ated in all material respects in accordance with, its provisions and in compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the IRS under ERISA, the Internal Revenue Code of 1986, as amended (the "Code") or any other applicable law. No Benefit Plan has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of the ERISA or 4975(c) of the Code). All Benefit Plans which are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and
Section 601 of ERISA.

               (v) ERISA COMPLIANCE. No Benefit Plan is subject to the provisions of Part 3 of Title I of ERISA, Section 412 of the Code or the provisions of Title IV of ERISA. Neither Seller nor any Seller Subsidiary has incurred, nor to the best of Seller's knowledge or any Seller Subsidiary is there a basis for believing that either Seller or any Seller Subsidiary may incur, any material liability under Title IV of ERISA in connection with any plan subject to the provisions of Title IV of ERISA now or heretofore maintained or contributed to by it or by any ERISA Affiliate (as that term is defined in the next sentence) of Seller or any Seller Subsidiary. The term "ERISA Affiliate" shall mean any person which is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Seller or is or was under common control (within the meaning of
Section 414(c) of the Code) with Seller.

               (vi) CHANGE IN CONTROL BENEFITS. SCHEDULE 8(u)(vi) of the EMPLOYEE BENEFIT PLAN LIST lists: (A) each officer and director of Seller or any Seller Subsidiary who is eligible to receive a Change in Control Benefit,
(B) the amount of each such Change in Control Benefit and the calculation thereof, estimated compensation for 1996 based on compensation received to the date of this Agreement, (C) each such individual's rate of compensation in effect as of the date of this Agreement, and (D) such individual's compensation from Seller and any Seller Subsidiary for each of the calendar years 1991 through 1995, as reported by Seller and any Seller Subsidiary on Form W-2 or Form 1099. Neither Seller nor any Seller Subsidiary has made any payments or provided any compensation or benefits nor is a party to any agreement or any Benefit Plan that could obligate it or any successor thereto to make any payments or provide any compensation or benefits, the deductibility of which is limited by Section 280G of the Code.

               (vii) CONSULTING AGREEMENT. Concurrently with the execution of this Agreement, Seller has obtained and delivered to Purchaser from Thomas
R. Beverlin, a Letter of Understanding in the form attached hereto as EXHIBIT A.

          (v) LABOR CONTRACTS. Except as set forth on a list furnished to Purchaser (the "LABOR CONTRACT LIST"), neither Seller nor any of Seller Subsidiaries is a party to or has in effect any organized labor contract or collective bargaining agreement.

          (w) REAL ESTATE OWNED. "Properties" as used in this subparagraph 8(w)(i)-(iii) inclusive, shall include all of the following: (x) all real property owned and/or operated by Seller and each Seller Subsidiary, (y) all Real Estate Owned ("REO") by Seller and each Seller Subsidiary and (z) all real property which serves as collateral ("Collateral Property") for any loan or other indebtedness held by Seller or any Seller Subsidiary, provided however, that the representations and warranties of Seller with regard to any Collateral Property shall be to Seller's actual knowledge.

               (i) ENVIRONMENTAL PERMITS. Seller and each Seller Subsidiary has obtained all material permits, licenses and other authorizations which are required with respect to the operation of their respective businesses and all Properties under any Environmental Laws (as hereinafter defined) (such material permits, licenses and authorizations being hereinafter referred to as "Environmental Permits"), including all federal, state and local laws relating to pollution or protection of the environment such as laws relating to emissions, discharges, releases or threatened releases of hazardous, toxic or other pollutants, contaminants, chemicals or industrial but not limited to ambient air, surface water, ground water, land survey or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or hazardous, toxic or other pollutants, contaminants, chemicals or industrial materials, substances or wastes (which laws, together with all regulations, rules, codes, plans, decrees, judgments, injunctions, notices and demand letters issued, entered, promulgated or approved thereunder being herein referred to as "Environmental Laws"). The ENVIRONMENTAL LIST contains a list of all Environmental Permits which have been obtained by Seller and each Seller Subsidiary, if any. Except as identified on the ENVIRONMENTAL

LIST, Seller and each Seller Subsidiary is in material compliance with all terms and conditions of all Environmental Permits required under the Environmental Laws, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. The ENVIRONMENTAL LIST contains a complete list of any notices actually known to Seller of whatever form received by any previous owner or operator of any Properties or any business currently owned or operated by Seller or a Seller Subsidiary within the five years preceding the date of this Agreement or alleging noncompliance with any Environmental Law, and Seller has provided Purchaser with complete copies of all such notices actually known to it.

               (ii) ENVIRONMENTAL CLAIMS. There is no civil, criminal or administrative action, demand, claim, investigation or proceeding pending or, to Seller's actual knowledge, threatened against Seller or any Seller Subsidiary with regard to any Properties, under or relating in any way to the Environmental Laws, except as identified on the ENVIRONMENTAL LIST.

               (iii) ENVIRONMENTAL COMPLIANCE. To Seller's actual knowledge, except as set forth on the ENVIRONMENTAL LIST, no release, emission or discharge into the environment of any hazardous substance (as that term is currently defined in the Environmental Laws) or petroleum or petroleum-based substances (as those terms are defined in the Federal Storage Tank Regulations, 40 C.F.R. Part 280) which would give rise to liability under any Environmental Laws has occurred, is currently occurring or, to the extent known or reasonably anticipated, is probable of occurring in the future in connection with the ownership or operation of any Properties by Seller or any Seller Subsidiary and there is no spill, deposit, or discharge of any such hazardous substance or petroleum or petroleum-based substance, at, on, into, under or having originated from any of the Properties. To Seller's actual knowledge, except as set forth on the ENVIRONMENTAL LIST, none of the Properties or any other assets of Seller and each Seller Subsidiary, include any equipment, machinery, device, or other apparatus that contains polychlorinated biphenyls (the "PCB Equipment") that is now or ever has been leaking; any asbestos that is or reasonably may be anticipated to become in friable condition within the next five years; or any underground storage tank. To Seller's actual knowledge, the ENVIRONMENTAL LIST contains a list of all (i) PCB Equipment, whether leaking or not, and indicating which, if any, is now or ever has been leaking, and (ii) asbestos, whether in friable condition or not, that are included within the assets of Seller and each Seller Subsidiary.

          (x) SELLER FACILITIES. To the best knowledge of Seller, all "alterations" (as such term is defined in the Americans with Disabilities Act and the regulations issued thereunder (collectively, "ADA")) to the respective business of Seller and each Seller Subsidiary including, without limitation, automatic teller machines (collectively, the Seller Facilities") undertaken after January 26, 1992 comply with ADA and the ATBCB Accessibility Guidelines for Buildings and Facilities ("ADAAG"). Seller warrants that there are no material investigations, proceedings, or complaints, formal or informal, pending or overtly threatened against Seller or any Seller Subsidiary in connection with Seller Facilities under ADA, ADAAG, or any other local, state or federal law concerning accessibility for individuals with disabilities.

          (y) LOANS. Except as specifically set forth on the LOAN LIST, as of the date of this Agreement (i) Seller is not a party to any written or oral loan agreement, note or borrowing arrangement under the terms of which the obligor is more than 30 days delinquent in payment of principal or interest or, to the best of Seller's knowledge, in default of any other provision as of the dates shown thereon other than loans the unpaid balance of which do not exceed $10,000 per obligor; (ii) Seller is not a party to any written or oral loan agreement, note or borrowing arrangement which has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by Seller, one of Seller Subsidiaries or any Applicable Governmental Authority; (iii) Seller is not a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of Seller, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) to the best of Seller's knowledge, neither Seller nor any Seller Subsidiary is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any Applicable Governmental Authority and which violation could have a material adverse effect on Seller.
 To the best of Seller's knowledge, all loans of the Seller and Seller Subsidiaries are legal and enforceable in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors rights generally or by the exercise of judicial discretion.

          (z)  INVESTMENT SECURITIES.

               (i) THE LIST OF INVESTMENT SECURITIES (THE "INVESTMENT SECURITIES LIST") supplied by Seller to Purchaser contains a complete and accurate list of (i) the book and estimated market values as of March 31, 1996 of the investment securities, mortgage-backed securities and securities held for sale of Seller and Seller Subsidiaries and (ii) an investment securities report as of such date which includes security descriptions, pool face values, book values and coupon rates.

               (ii) Except as set forth in the INVESTMENT SECURITIES LIST and except for pledges to secure public and trust deposits, none of the investments reflected in the consolidated financial statements of Seller and Seller Subsidiaries as of December 31, 1995 under the heading "Investment Securities," and none of the investments made by Seller since December 31, 1995, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Seller freely to dispose of any of such investments at any time. With respect to all repurchase agreements to which Seller is a party, Seller has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except as set forth in the INVESTMENT SECURITIES LIST and except for transactions aggregating less than $25,000, Seller has neither sold nor otherwise disposed of any assets in a transaction in which the acquiror of such assets or other person has the right, either conditionally or absolutely, to require Seller to repurchase or otherwise reacquire any such assets.

               (iii) All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of states of the United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by Seller, as reflected in the Financial Statements, were classified and accounted for in accordance with F.A.S.B. 115 and the intentions of management.

               (iv) To the best of Seller's knowledge, all investment securities owned and so categorized by the Seller or any Seller Subsidiary constitute lawful and permissible investments and are enforceable in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or by the exercise of judicial discretion.

          (aa) INTELLECTUAL PROPERTY. Except as set forth in the list prepared by Seller (the "INTELLECTUAL PROPERTY RIGHTS LIST"), Seller and Seller Subsidiaries have the appropriate right to use all material intellectual property currently being used in their operations and business.

          (ab) GOVERNMENTAL REPORTS. Since January 1, 1993 Seller and all of Seller Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Federal Reserve, (ii) the Securities and Exchange Commission (the "SEC") and (iii) the FDIC. All such reports, registrations and statements are collectively referred to as the "Seller Reports." As of their respective dates, such Seller Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the Applicable Regulatory Authorities with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to have superseded information as of an earlier date.

          (ac) RESERVE FOR POSSIBLE LOAN AND LEASE LOSSES. The reserve for possible loan and lease losses shown on Seller's consolidated balance sheet as of December 31, 1995 and as of the date hereof is adequate in all respects based on past loan loss experience and potential loss experiences to provide for all losses, net of recoveries relating to loans previously charged off, on loans outstanding as of the date of such statement, and, to the best of Seller's knowledge, the loan portfolios of Seller Subsidiaries at such dates in excess of such reserves are all fully collectible in accordance with their terms.

          (ad) DERIVATIVES. Seller and Seller Subsidiaries do not own any securities commonly known as derivatives except as set forth on the list of derivative securities ("DERIVATIVES LIST"). Seller and Seller Subsidiaries do not maintain for their own account or for the account of any of their customers any account where derivative securities are held or where margin is maintained, except as set forth on the DERIVATIVES LIST.

          (ae) TRUST AND FIDUCIARY ACCOUNTS. Seller and Seller Subsidiaries do not act in a trust capacity, do not accept or maintain any trust or fiduciary accounts, nor, to the best of Seller's knowledge, have Seller or any Seller Subsidiary been appointed as trustee or other fiduciary with respect to any person or other beneficiary, except as set forth on a list (the "FIDUCIARY LIST") which has been supplied to Purchaser and except for normal escrow accounts established in connection with loans (including with respect to real estate taxes, insurance premiums and like matters).

          (af) AFFILIATE TRANSACTIONS. Except as set forth on a list supplied by Seller (the "AFFILIATE TRANSACTION LIST"), there are no material contracts or other transactions between Seller or any of the Seller Subsidiaries, on the one hand, and any (i) officer or director of Seller or any Seller Subsidiary, (ii) record or beneficial owner of five percent or more of the voting securities of Seller or (iii) affiliate (as such term is defined in Regulation 12b-2 promulgated under the Securities Exchange Act) of any such officer, director or beneficial owner, on the other hand.

          (ag) SECTION 203 OF DELAWARE LAW. Seller represents that Section 203 of the Delaware Law is inapplicable to Seller based upon Section 203(b)(4) thereof.

          (ah) GOVERNMENT APPROVALS. To the best of Seller's knowledge, no fact or condition exists with respect to Seller or any of the Seller Subsidiaries which Seller has reason to believe will prevent Purchaser from obtaining approval of the Merger and other transactions contemplated by this Agreement by the Federal Reserve or the Commissioner.

          (ai) LEGAL FEES. Seller has retained Schwartz, Cooper, Greenberger & Krauss, Chartered ("Schwartz Cooper") to provide legal advice in connection with this Agreement. Seller represents that in all cases such fees shall be reasonable in amount.

          (aj) ACCURACY OF ALL REPRESENTATIONS. No representation or warranty made by Seller or any Seller Subsidiary contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, whether heretofore furnished to Purchaser or hereinafter required to be furnished to Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

          (ak) REASONABLE BEST EFFORTS. Seller will undertake or, to the extent such action is not within the sole power of Seller, use its best efforts to cause to be undertaken, each such action as may be necessary to effectuate the Merger and to carry out the provisions of this Agreement.

     9. AGREEMENTS WITH RESPECT TO CONDUCT OF SELLER AND SELLER SUBSIDIARIES AFTER THE DATE HEREOF. Seller covenants and agrees with Purchaser and Subsidiary that Seller and each of Seller Subsidiaries will, from and after the date of this Agreement and until the Effective Date, act as follows:

          (a) MAINTENANCE OF BUSINESS. Seller and each of Seller Subsidiaries, together with the officers and directors thereof, will do the following, except as otherwise agreed to in writing by Purchaser:

               (i) carry on its business only in the ordinary course and consistent with the respective policies, procedures and practices of Seller and each Seller Subsidiary in substantially the same manner as heretofore conducted; and

               (ii) except as they may terminate in accordance with their terms, keep in full force and effect, and not default in any material respect any of its obligations under, any Material Contracts; and

               (iii) keep in full force and effect the insurance coverage in effect on the date hereof to the extent that such insurance continues to be reasonably available; and

               (iv) use its reasonable best efforts to maintain, renew, keep in full force and effect and preserve its business organization and material rights and franchises, permits and licenses and to retain its present employee force so that it will be available to Purchaser on and after the Effective Date, and to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and to use its best efforts to maintain the continuance of its general customer relationships; and

               (v) take such action as may be necessary to maintain, preserve, renew and keep in full force and effect its corporate existence and material rights and franchises; and duly comply in all material respects with all laws applicable to it and to the conduct of its business.

          (b) PROMPT NOTIFICATION. Seller will promptly notify Purchaser of any event of which Seller obtains knowledge which has, or is reasonably probable to have, a material adverse effect on the financial condition, operations, business or assets of Seller and Seller Subsidiaries or in the event that Seller determines that it is unable to fulfill the conditions to the performance of Purchaser and Subsidiary set forth in Paragraph 14 hereof.

          (c) RESTRICTIONS; REQUIRED CONSENT. From and after the date of execution hereof, neither Seller nor any of Seller Subsidiaries will do any of the following, except upon prior written notice to and consent of Purchaser (the failure on the part of Purchaser to respond to Seller within three business days of written notice will be deemed a denial of Purchaser's consent), or as otherwise required or permitted by this Agreement:

               (i) make or permit any amendment or termination of any Material Contract which would materially adversely affect its rights thereunder; acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division or substantial part thereof (provided, however, that such acquisition pursuant to foreclosure or loan collection proceedings shall be permitted); sell or otherwise dispose of any substantial part of its assets; enter into, dispose or divest itself of any joint venture or partnership or cause any business entity to become a subsidiary or affiliate; sell or otherwise dispose of any real property owned or operated by Seller or any Seller Subsidiary (provided, however, that the disposition or sale of property pursuant to foreclosure or loan collection proceedings shall be permitted); make or originate any loans to any affiliate, executive officer, director, principal shareholder of Seller or a Seller Subsidiary, or a "related interest" of any such persons (as defined in regulations issued by the Federal Reserve) (provided, however, that the renewal of existing loans to such persons on substantially the same terms as in effect at the date hereof shall be permitted); or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing actions described in this subparagraph; or

               (ii) grant any general or uniform increase in the rate of pay of employees or employee benefits, or grant any material increase in salary or employee benefits of any officer, employee or agent whose salary exceeds forty thousand dollars ($40,000), except for general salary increases given to all employees or class of employees as part of any traditional annual salary adjustment and only in amounts consistent with past pay practices of the Seller; or

               (iii) issue, sell, redeem or acquire for value, or agree to do so, any debt securities or any shares of the capital stock or other equity securities or other ownership interests of Seller or of any of Seller Subsidiaries, or declare, issue or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other things of value, to its stockholders other than (A) cash dividends payable by any Seller Subsidiary which is wholly owned by Seller to Seller or another Seller Subsidiary which is wholly owned by Seller; (B) a single $0.40 per share of Seller Common cash dividend, payable prior to December 31, 1996;
(C) the payment of any debt security upon the maturity thereof; and (D) obligations or liabilities permitted to be incurred pursuant to Paragraph 9(c)(i) hereof; provided further, however, that if the Closing does not occur by December 31, 1996, Seller shall be entitled to declare and pay a single additional $.40 per share of Seller Common cash dividend prior to the Closing and after December 31, 1996; or

               (iv) (A) sell or pledge or otherwise encumber any stock owned by it in any Seller Subsidiary; (B) except as set forth on a list (the "Amendment List") which has been supplied to Purchaser, amend its, or permit the amendment of any Seller Subsidiary's, certificate of incorporation, charter or by-laws or any other constitutive, organic or governing document of any Seller Subsidiary; (C) split, combine or reclassify any shares of its capital stock; or (D) enter into any agreement, commitment or arrangement with respect to any of the foregoing; or

               (v) enter into any transactions other than in the ordinary course of business; or

               (vi) open any new office or close any current office of Seller or any of Seller Subsidiaries at which business is conducted, except as permitted under Paragraph 10(i).

          (d) RESTRICTIONS; CONSULTATION REQUIRED. From and after the date of execution hereof, Seller and Purchaser shall consult when Seller, or any Seller Subsidiary, does any of the following:

               (i) incurs or agrees to incur any material obligation or liability (absolute or contingent) other than the taking of deposits and other liabilities incurred in the ordinary course of business and consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; purchases any investment security or sells or otherwise disposes of any of its investment securities except in the ordinary course of business and consistent with past practices; enters into any amendment, renewal or modification of any lease agreement with respect to any facility or premise used in its business; enhances, expands, modifies, replaces or alters any computer or data processing system owned, leased or licensed by Seller or any Seller Subsidiary (including any software associated with any such computer or system); make, originate or otherwise acquire one or more loans, or one or more loan commitments for one or more loans, or one or more lines of credit, in an aggregate amount in excess of $250,000 to any person; or

               (ii) compromises or otherwise settles or adjusts any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency.

          (e) NO SOLICITATION. Neither the Seller nor any Seller Subsidiary nor any officer, director or any representative thereof shall, directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person relating to any acquisition proposal (hereinafter an "Acquisition Proposal"), or participate in any negotiations in connection with or in furtherance of any Acquisition Proposal or permit any person other than Purchaser and its representatives to have any access to the facilities of, or furnish to any person other than Purchaser and its representatives any non-public information with respect to Seller or any Seller Subsidiary in connection with or in furtherance of any of the foregoing; PROVIDED, HOWEVER, that nothing in the immediately preceding sentence shall obligate Seller to take any action or refrain from taking any action if Seller's Board of Directors is advised in a written opinion of Schwartz Cooper that the fiduciary duties of Seller's Board of Directors to the Stockholders imposed by law requires such action or inaction. Seller shall immediately provide to Purchaser telephone notice of any such proposal or offer and shall promptly provide Purchaser with the name of the party seeking to engage in such discussions or negotiations, or requesting such information, and, after receipt of a written offer or proposal from such party, a copy of any written offers, proposals, agreements or other documents with respect to such offer or proposal.

          (f) NO INTERFERENCE. Seller will take no action, and will use its reasonable best efforts to prevent any action from being taken, which would result in the imposition of special (i.e., non-statutory) stockholder, Board of Directors or other approval requirements with respect to the Merger or other transaction contemplated hereby or which would frustrate or interfere with the Merger or any such transaction.

          (g) PAYMENT OF LIABILITIES. Seller and Seller Subsidiaries shall pay or discharge their current liabilities when the same become due and payable, except for such liabilities as may be subject to a good faith dispute or counterclaim.

          (h) PROHIBITION AGAINST CREATION OF GOODWILL. Neither Seller nor any Seller Subsidiary shall enter into any transaction which will create goodwill on its books and records under generally accepted accounting principles.

          (i) COMPLIANCE WITH LAW. Neither Seller nor any Seller Subsidiary will take any action which in any material respect violates any statute, code, ordinance, rule, regulation or judgment, order, writ, arbitral award, injunction or decree of any court, governmental agency or body or arbitrator, domestic or foreign, having jurisdiction over its properties.

          (j) MAINTENANCE OF OPERATING EXPENSE LEVELS. Except for fees and expenses incurred in connection with the transactions contemplated hereby, neither Seller nor any Seller Subsidiary shall increase the level of its operating expenses in any material respect.

          (k) MAINTENANCE OF BOOKS AND RECORDS. Seller and each Seller Subsidiary will maintain its books, accounts and records in accordance with generally accepted accounting principles. Neither Seller nor any Seller Subsidiary shall make any change in any method of accounting or accounting practice, or any change in the method used in allocating income, charging costs or accounting for income, except as may be required by law, regulation or generally accepted accounting principles. Neither Seller nor any Seller Subsidiary shall change any practice or policy with respect to the charging off of loans or the maintenance of its reserve for possible loan losses, except as required by law, regulation or generally accepted accounting principles.

          (l) INSIDER LOANS. Seller, and a representative of Purchaser shall, prior to the Effective Date, review each loan outstanding to any executive officer, director, principal shareholder or the related interests of such persons of Seller or any Seller Subsidiary and no later than the Effective Date take such steps to bring current and fully collateralize any such loan which is past due.

     10. ADDITIONAL AGREEMENTS. Seller hereby covenants and agrees, and agrees to cause each Seller Subsidiary to covenant and agree, with Purchaser and Subsidiary that Seller and each of Seller Subsidiaries will or, to the extent not within its sole control, will use its reasonable best efforts to, act as follows:

          (a) CONTINUING ACCESS TO INFORMATION. Seller will afford to Purchaser and to its accountants, counsel and other representatives reasonable access, in a manner not unduly disruptive to the business of Seller and Seller Subsidiaries, during normal business hours throughout the period prior to the Effective Date and will make such documentation related to Seller and the Seller Subsidiaries available as provided in a separate agreement between Purchaser and Seller of even date herewith on the terms and conditions described therein.

          (b) SHARING OF FILINGS. Seller promptly shall furnish Purchaser with any information relating to Seller or Seller Subsidiaries which is required under any applicable law or regulation for inclusion in any filing that Purchaser is required to make with any regulatory or supervisory authority in order to consummate the transactions contemplated by this Agreement. Seller represents, warrants and covenants to Purchaser that all information so furnished shall be true and correct in all material respects without omission of any material fact required to be stated to make the information stated therein not misleading.

          (c) NOTIFICATION. Prchaser will promptly notify Seller in the event that Purchaser determines that it is unable to fulfill the conditions to the performance of Seller and Seller Subsidiaries set forth in Paragraph 17 hereof.

          (d) EVIDENCE OF TITLE. Immediately prior to Closing, and if requested by Purchaser, Seller shall procure and deliver to Purchaser, at Seller's expense and in a form satisfactory to Purchaser, (i) evidence of marketable title for any real estate owned by Seller or Seller Subsidiaries ("Real Estate") and (ii) a survey of any parcel of Real Estate identified by Purchaser. On or prior to the Effective Date, Seller shall provide Purchaser with an owner's title insurance policy in a form acceptable to Purchaser for any parcel of Real Estate identified by Purchaser.

          (e) SELLER ACCRUALS AND RESERVES. Upon closing of the Merger and contingent upon such closing, Seller shall, consistent with generally accepted accounting principles and the accounting rules, regulations and interpretations of the SEC and its staff, as well as any applicable federal taxation rules, modify and change its loan, accrual and reserve policies and practices (including loan classifications, levels of reserves and accruals and assets disposition strategies to (i) reflect Purchaser's plans with respect to the conduct of Seller's business following the Merger and (ii) make adequate provisions for the cost and expenses relating thereto) so as to be applied consistently on a mutually satisfactory basis with those of Purchaser; PROVIDED, HOWEVER, that Seller shall not be obligated to take in any respect any such action pursuant to this subparagraph unless and until Purchaser acknowledges that all conditions to its obligation to consummate the Merger have been satisfied or waived and Seller acknowledges that all conditions to its obligations to consummate the Merger have been satisfied or waived.

          (f) RESALE OF SELLER. If, within 90 days after consummation of the Merger on the Effective Date, Purchaser shall enter into an agreement for the sale of Seller to a third party, by merger, tender offer, sale of substantially all of the assets, or otherwise, and such sale transaction eventually is consummated, Purchaser shall owe the Stockholders of the Seller an additional amount equal to 50% of the positive difference, if any, between price received by the Purchaser and the Merger Consideration. Such amount shall be paid as promptly as practicable to the Stockholders of Seller following the closing of any such sale, without interest. If any sale proceeds are received in a form other than cash, the consideration shall be distributed in kind. Payments received over time shall be distributed, to the extent feasible, at the same time as received by Purchaser. For purposes hereof, no Stockholder of Seller who exercises dissenter's rights under Delaware law shall have any right to such additional amounts, if any.

          (g) TREATMENT OF SELLER EMPLOYEE BENEFIT PLANS. Seller, each Seller Subsidiary and Purchaser shall cooperate in effecting the following treatment of the Seller Employee Benefit Plans, except as mutually agreed upon by Purchaser and Seller prior to the Effective Date:

               (i) Except as otherwise provided herein, Purchaser shall cause each Seller Benefit Plan sponsored by Seller or any Seller Subsidiary to be continued in effect after the Effective Time without a termination or discontinuance thereof as a result of the Merger, subject to the power reserved under each such plan to subsequently amend or terminate the plan, which amendments or terminations shall comply with applicable law. Seller, each Seller Subsidiary, and Purchaser will use all reasonable efforts to amend such plans to the extent necessary to provide for substitutions and assumptions and such other actions contemplated under this Agreement.

               (ii) Immediately prior to the Effective Date, Seller and Seller Subsidiary shall terminate and cause to be of no further force and effect the provisions of any Benefit Plan which provide severance or separation pay to officers or employees, other than the employment or other agreements amended in connection with the execution of this Agreement as described in Paragraph 8(u)(vii) hereof.

               (iii) Immediately prior to the Effective Date, Seller and Seller Subsidiary shall terminate and cause to be of no further force and effect the provisions of any Directors' Deferred Compensation Agreement then in effect and pay or cause to be paid the benefits required under such agreement to each participant as determined on the basis that the service of the eligible director as director of Seller is deemed to be terminated on the Effective Date.

               (iv) Seller may continue to accrue during 1996 at the present annual rate (not to exceed $40,000) for its year-end holiday cash bonus program which is subject to distribution within the sole discretion of Seller's Board of Directors. If the Effective Date occurs during 1996 prior to the normal distribution from said bonus program, Seller may declare and pay a pro-rata portion of such bonus accrual as Seller may determine, based on the number of calendar months that have expired during 1996 and before the Effective Date.

               (v) Nothing in this Agreement shall confer upon any employee of Seller or any Seller Subsidiary any rights or remedies hereunder and this Agreement shall not constitute a contract of employment or create any right to be retained in the employment of Purchaser, Seller or any Seller Subsidiary.

          (h)  ESCROW AGREEMENT.  Purchaser and Subsidiary shall, within five
(5) business days of the execution hereof, place $200,000 in escrow pursuant to the terms of the escrow agreement ("Escrow Agreement") in the form of EXHIBIT B hereto, securing the good faith performance of Purchaser and Subsidiary hereof.

          (i) SELLER'S NEW MAIN BANKING FACILITY. Notwithstanding any representation, warranty or covenant of Seller or any Seller Subsidiary to the contrary herein, it is understood that Seller has recently purchased and is in the process of refurbishing its proposed new main banking facility at 190 East Delaware Street, Chicago, Illinois (the "New Main Office"), and the closing of the existing office at 196 East Pearson, Chicago, Illinois. Seller agrees to fully inform Purchaser concerning and to cooperate, to the extent reasonably feasible, with Purchaser in the refurbishing of the New Main Office, subject always to Seller's ultimate control. Seller and Purchaser agree that joint approval should be obtained with respect to the purchase of all FF and E (single items where the cost exceeds $100,000). Seller and Purchaser further agree that joint approval will be obtained for all hard costs (excluding the costs for FF and E, the security system, the telephone system, the vault and the vault doors) related to the refurbishing of the New Main Office to the extent such costs exceed $2.2 million. All representations, warranties, and covenants of Seller herein as they relate to the New Main Office are conditional upon contracts, agreements and work plans being subject to Seller reserving the right to make future alterations and modifications as Seller deems necessary and advisable; PROVIDED, HOWEVER, that Seller has complied with the obligations under this subparagraph in informing and consulting with Purchaser.

     11. ENVIRONMENTAL MATTERS. During the period prior to the Effective Time, should Seller or any Seller Subsidiary propose to acquire ownership or possession of any real property other than residential real properties, through foreclosure or repossession or otherwise, then Seller shall cause to be conducted a Phase I environmental assessment of such real property and any further environmental investigation, sampling or analysis reasonably required to ensure that either Seller or any Seller Subsidiary shall not acquire ownership or possession of real property that is likely to cause Seller or Seller Subsidiary to be subject to or incur any liabilities, damages, penalties or removal, remediation or other costs as a result of its ownership or control of the property that will exceed the value of such property.

     12. CONFIDENTIALITY. In the event that the transactions contemplated by this Agreement are not consummated, Purchaser will return to Seller all information and data relating to Seller and Seller Subsidiaries delivered to Purchaser by any such entity and any and all copies thereof, and in such event, Purchaser agrees to take normal and reasonable precautions so that none of its agents, employees, accountants, attorneys or other representatives shall divulge any confidential information relating to the business of Seller and Seller Subsidiaries to a third party or use the same in any manner for the profit or to the benefit of Purchaser or any such employee, agent or a third party. The obligation of Purchaser to keep information confidential shall not apply to (i) any information which (w) was already in its possession prior to the disclosure thereof by Seller; (x) was then generally known to the public; (y) became known to the public through no fault of Purchaser or any of its agents or representatives; or (z) was disclosed to Purchaser by a third party who was not bound by an obligation of confidentiality to Seller or any Seller Subsidiary or (ii) disclosures required to be made in accordance with any law, regulation or order of a court or regulatory agency of competent jurisdiction or authority or information included in filings pursuant to Paragraph 14.

     13. STOCKHOLDERS' APPROVAL. Seller will take all steps necessary to submit this Agreement to its Stockholders at a special meeting thereof for the purpose of acting on this

Agreement (the "Meeting"), which Seller shall hold as soon as practicable but in any event by August 12, 1996 unless such submittal to the Stockholders is delayed due to the review and clearance of the Proxy Materials (as defined below) by the SEC. In such instance, Seller will hold the meeting within thirty (30) days after clearance of the Proxy Materials by the SEC; PROVIDED, HOWEVER, that Seller need not mail the Proxy Materials to the Stockholders for the Meeting prior to the date on which the Federal Reserve Bank of Chicago accepts Purchaser's application in connection with the Merger as informationally sufficient for processing (the "FRB Date"), unless Purchaser complies with Paragraph 19(e) below. Seller and Purchaser will cooperate and consult with each other generally with respect to the foregoing matters. Subject to the fiduciary obligations of the Board of Directors of Seller, Seller will use its reasonable best efforts to obtain the necessary approvals of this Agreement and the transactions contemplated hereby by the Stockholders of Seller.

     14. REGULATORY APPROVALS. As promptly as practicable, Purchaser and Seller will submit any necessary applications to the Applicable Governmental Authorities for approval of the transactions contemplated hereby, including but not limited to, the Federal Reserve and the Commissioner. Seller and Purchaser shall cooperate with each other and shall assist the other in the preparation and filing of all such applications.

     15.  SELLER PROXY MATERIALS.

          (a) PREPARATION OF PROXY MATERIAL. Subject to Paragraphs 13 and 19(e), as soon as practicable following the execution and delivery of this Agreement by each of the parties hereto, Seller will prepare and, subject to the conditions described in subparagraph (b) below, will mail to the holders of Seller Common appropriate proxy materials (the "Proxy Materials"), including a notice of the Meeting, proxy statement and form of proxy that comply with the applicable laws. Each of Purchaser and Subsidiary will furnish to Seller all information concerning Purchaser or Subsidiary, as the case may be, required for inclusion in the Proxy Materials and all such information will be true and correct in all material respects without omission of any material fact required to be stated to make the information stated therein not misleading. In the Proxy Materials, Seller shall present this Agreement and the transactions contemplated hereby for approval by the holders of Seller Common at the Meeting. Subject to the fiduciary obligations of the Board of Directors of Seller, Seller shall include in the Proxy Materials a recommendation of its Board of Directors to the holders of Seller Common that they unanimously approve this Agreement. Prior to submitting the Proxy Materials and any amendment, supplement or revision thereof to the stockholders of Seller, Seller shall submit such materials to Purchaser and its counsel and provide Purchaser and its counsel with a reasonable opportunity to review and comment upon such materials. Prior to responding to any comments of any regulatory or supervisory authority relating to the Proxy Materials, Seller shall review any proposed responses with Purchaser and its counsel. Seller covenants to Purchaser and Subsidiary that the Proxy Materials (i) will comply in all material respects with applicable law, and (ii) will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading; in no event, however, shall Seller be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Materials made in reliance upon, and in conformity with, written information concerning Purchaser or Subsidiary furnished by it specifically for use in the Proxy Materials.

          (b) CONDITIONS TO MAILING OF PROXY MATERIALS. The Proxy Materials shall not be mailed to the holders of Seller Common until all of the following additional conditions have been satisfied, except as both Seller and Purchaser may waive such conditions in writing:

               (i) FAIRNESS OPINION. Alex Sheschunoff & Co. or another investment banking firm of national reputation shall have delivered to the Board of Directors of Seller for inclusion in the Proxy Materials a letter, dated the Mailing Date, substantially in the format customarily followed in the industry confirming the fairness of the Merger from a financial point of view to the Stockholders of Seller as of the Mailing Date.

               (ii) OFFICER'S CERTIFICATE. Purchaser shall have delivered to Seller, and Seller shall have delivered to Purchaser, five days prior to the Mailing Date a certificate dated the date of its delivery, each certificate with respect to the party delivering the certificate, signed by an executive officer, to the effect that, to the best knowledge of the person signing the certificate, all representations and warranties contained in this Agreement of the party delivering the certificate to the party to whom the certificate is delivered are true in all material respects at and as of the date of such certificate and will be true and correct in all material respects at and as of the Mailing Date as if such representations and warranties were made at and as of the Mailing Date, except as specified in such certificate.

               (iii) MAILING DATE. Seller shall have given not less than five days' notice to Purchaser of the Mailing Date.

     16. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND SUBSIDIARY. The obligations of Purchaser and Subsidiary to effect the Merger shall be subject to the fulfillment at the Effective Date of each of the following conditions (any one or more of which may be waived by Purchaser and Subsidiary, but only in writing):

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall have been true in all material respects on the date of this Agreement and shall continue to be true in all material respects as though made at and as of the Effective Date (after giving effect to action taken or omitted in accordance with Paragraph 9 hereof) or, if a representation and warranty is limited to a state of facts existing as of any time prior to the Effective Date, then at and as of such time.

          (b) PERFORMANCE BY SELLER. Seller shall have performed and satisfied in all material respects or otherwise complied in all material respects with, or caused such performance and satisfaction of and compliance with, all covenants, terms and conditions required by this Agreement to be performed and satisfied or otherwise complied with by Seller or any Seller Subsidiary on or prior to the Effective Date.

          (c) NO ADVERSE MATERIAL CHANGE; ADVERSE TRENDS IN PROBLEM LOANS. During the period from December 31, 1995 to the Effective Date, there shall not have occurred any material adverse change with respect to Seller as provided in Paragraph 8(j) hereof and nothing shall come to Purchaser's attention to lead it to reasonably believe that there is, or could be a material increase, in the loans set forth in LOAN LIST.

          (d) SELLER'S OPERATING BUDGET. As of the most recent month end preceding the Effective Date, the cumulative reported earnings by Seller shall be greater than or equal to:

               (i) the amount calculated by taking the Seller's subsidiary bank's 1996 annual budgeted after-tax net earnings of $423,000 divided by 12 months or $35,250, times the number of months in 1996 which would represent the month end preceding the Effective Date, further multiplied by 80 percent; plus

               (ii) 80 percent of the after-tax net earnings of Seller attributable to the stock dividend income received from AMCORE Financial, Inc., a multi-bank holding company.

As used in this subparagraph "reported" means reported, on Seller's financial statements as reported to the SEC on Form 10-Q or based on Seller's 1996 unaudited monthly financial statements prepared in accordance with generally accepted accounting principles applied on a basis consistent with Seller's financial statements for the years ended December 31, 1994 and 1995, as included in Seller's reports to the SEC on Form 10-K subject to any subsequent adjustments required to be reported to the SEC whether or not such adjustments have, as yet, been reported with the following adjustments, if any, net of related tax savings and costs which were reflected in net income for the relevant period(s) added back into or deducted from net income for the applicable period: (A) investment banking expenses, outside legal and accounting fees, or other costs associated with the Merger, (B) gains or losses on sales of assets outside of the ordinary course of business, (C) the moving expenses related to the new main banking facility, the restoration expenses related to the existing main banking facility to the extent they exceed the 11 monthly accruals of $12,000 or $132,000 in aggregate as provided for in the 1996 budget, (D) the refurbishment expenses relating to the new main banking facility, (E) any other expenses upon which Seller and Purchaser shall mutually agree in writing and (F) the accrual of the amount of the increase or decrease between what the Seller or Seller Subsidiary is accruing for payment of real estate taxes on the New Main Banking Office and actual real estate taxes assessed.

          (e) CERTIFICATION BY SELLER. There shall be delivered to Purchaser a certificate (dated the Effective Date and signed by the President of Seller) stating that to the best of their knowledge the conditions set forth in clauses (a) through (d) above have been satisfied.

          (f) APPROVAL BY STOCKHOLDERS; DISSENTERS. The Merger shall have been approved by the holders of Seller Common according to the Delaware Law and any other applicable requirements. Not more than 10% of Seller Common shall have been designated as Dissenting Shares under Paragraph 5.

          (g) CERTIFICATION BY BOARD OF DIRECTORS. All action required to be taken by or on the part of Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of Seller, and Purchaser shall have received certified copies of the resolutions evidencing such authorizations.

          (h) RECEIPT OF REQUISITE APPROVALS. All consents, approvals, waivers, exemptions, amendments and authorizations required to be obtained by Seller prior to the Effective Date for the consummation of the Merger shall have been obtained at or prior to the Effective Date, and all filings, registrations, applications, designations and declarations required on the part of Seller prior to the Effective Date in connection with the consummation of the Merger and such transactions shall have been made or effected at or prior to the Effective Date.

          (i) LEGAL OPINION. Purchaser shall have received an opinion, dated the Effective Date, of Schwartz Cooper, counsel for Seller, substantially in the form of EXHIBIT C.

          (j) GOVERNMENTAL APPROVAL. The transactions contemplated by this Agreement and the Certificate of Merger shall have been approved by all Applicable Governmental Authorities and such approval shall not contain any material conditions which are not customarily imposed in transactions of the type contemplated hereby and which in the reasonable opinion of Purchaser would materially adversely affect the benefits to it of the Merger. Such approvals, and the trans-actions contemplated hereby, shall not have been contested by any federal or state governmental authority.

          (k) NO ADVERSE DECISION. No decision of any federal, state or foreign court awarding substantial damages or penalty against any of the parties or affiliates thereof in connection with the Merger shall have been rendered, and no action or proceeding before any such court seeking such damages or penalty or a preliminary or permanent injunction or other order to prevent the consummation of the Merger shall be pending.

          (l) PROCEEDINGS. All proceedings required to be taken by Seller in connection with the transactions contemplated in this Agreement shall have been taken, and all documents incidental thereto, shall be satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all documents which Purchaser may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form and substance satisfactory to Purchaser.

          (m) ACCOUNTANT'S LETTER. Purchaser shall have received on or prior to the Effective Date a comfort letter from Crowe, Chizek & Company, LLP dated the date of delivery, in the form currently delivered by certified public accounting firms in similar transactions.

          (n) RECEIPT OF RESIGNATIONS. Seller shall have procured and delivered to Purchaser the resignations of all directors of Seller and Seller Subsidiaries, with a release of claim in form and substance acceptable to Purchaser and Seller.

          (o) NO LEGAL PROHIBITION. No statute, rule or regulation shall have been enacted in the United States by any governmental or regulatory agency of competent jurisdiction which prevents or restricts the Merger.

          (p) EMPLOYEE MATTERS. Purchaser shall have received on or prior to the Effective Date amendments or other evidence of action taken by Seller, the Seller Subsidiaries, directors and officers thereof described in Paragraphs 8(u) and 10(g) hereof, in each case in form and substance satisfactory to Purchaser.

          (q) NON-COMPETITION MATTERS; CONSULTING MATTERS. Each member of Seller's Board of Directors shall have executed the non-competition agreements restricting competitive activity with Seller in its "CRA Service Area" existing at the date hereof for a period of one year following the closing, the form of agreement to be acceptable to Purchaser and Seller, and the Consulting Agreement referred to in EXHIBIT A hereto shall be in full force and effect.

          (r) FUNDS AVAILABLE FOR CONSUMMATION. Purchaser and Subsidiary shall have secured the necessary funds and/or financial resources on such terms as they may reasonably established to permit them to consummate the Merger.

     17. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to effect the Merger shall be subject to the fulfillment at the Effective Date of each of the following conditions (any one or more of which may be waived by Seller, but only in writing):

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Purchaser and Subsidiary contained in this Agreement shall be true in all material respects at and as of the Effective Date, as though such representations and warranties were made at and as of the Effective Date, and Purchaser and Subsidiary shall have performed and satisfied all covenants, conditions and agreements required by this Agreement to be performed and satisfied by either of them on or Prior to the Effective Date, and at the Effective Date there shall be delivered to Seller certificates (dated the Effective Date and signed by the Chairman of the Board and the Secre-tary of Purchaser and by the President and the Secretary of Subsidiary, and stated to be to the best knowledge of the signers thereof) to the foregoing effect.

          (b) STOCKHOLDER APPROVAL. The Merger shall have been approved by the holders of Seller Common according to the Delaware Law and any other applicable requirements.

          (c) LEGAL OPINION. Seller shall have received an opinion, dated the Effective Date, of Vedder, Price, Kaufman & Kammholz, in substantially the form of EXHIBIT D.

          (d) PERFORMANCE BY PURCHASER. All action required to be taken by or on the part of Purchaser and Subsidiary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholder of Purchaser and Subsidiary, and Seller shall have received certified copies of the resolutions evidencing such authorizations.

          (e) RECEIPT OF REQUISITE APPROVALS. All consents, approvals, waivers, exemptions, amendments and authorizations required to be obtained by Purchaser and Subsidiary prior to the Effective Date for the consummation of the Merger shall have been obtained at or prior to the Effective Date, and all filings, registrations, applications, designations and declarations required on the part of Purchaser and Subsidiary prior to the Effective Date in connection with the consummation of the Merger and such transactions shall have been made or effected at or prior to the Effective Date.

          (f) PROCEEDINGS. All proceedings required to be taken by Purchaser and Subsidiary in connection with the transactions contemplated in this Agreement shall have been taken, and all documents incidental thereto shall be satisfactory in form and substance to Seller, and Seller shall have received copies of all documents which Seller may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form and substance satisfactory to Seller.

     18. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable on the part of such party, to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable date, including the obtainment of all required consents, approvals, waivers, exemptions, amendments and authorizations, give all notices, and make or effect all filings, registrations, applications, designations and declarations, including, but not limited to, those described in the lists, and each party shall cooperate fully with the other (including by providing any necessary information) with respect to the foregoing. Each of the parties agrees not to enter into, or agree to enter into, any transaction or perform, or agree to perform, any act which would result in any of the representations or warranties on the part of such party not being true and correct in all material respects at and as of the time immediately after the occurrence of any such transaction or event or on the Effective Date or that would be likely to jeopardize the consummation of the transactions contemplated hereby. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Purchaser, Subsidiary or Seller will take all such necessary action.

     19. PAYMENT OF EXPENSES. Each party shall pay its own expenses incurred in connection with the transactions contemplated by this Agreement, and the parties agree that the proper allocation of the fees and out-of-pocket expenses listed below is as indicated:

          (a) all fees and disbursements of their counsel, investment bankers, consultants and accountants shall be paid by Purchaser and Subsidiary;

          (b) all fees and disbursements of its counsel, investment bankers, consultants and accountants shall be paid by Seller; and

          (c) subject to subparagraph (e) below, fees and out-of-pocket expenses in connection with obtaining approval of the transaction by stockholders of Seller, including any proxy solicitation costs, shall be paid by Seller;

          (d) filing fees and out-of-pocket expenses in connection with securing approval of the transactions contemplated in this Agreement by all the Applicable Governmental Authorities and any other banking or other regulatory authority shall be paid by Purchaser; and

          (e) printing and mailing costs with respect to the Meeting and the Proxy Materials (not to exceed $5,000) and the legal fees of Seller's counsel directly attributable to the preparation of the Proxy Materials (not to exceed $10,000) shall be paid by Purchaser if Purchaser directs Seller to mail the Proxy Materials prior to the FRB Date.

     20. PUBLICITY AND REPORTS. Purchaser (for itself and for Subsidiary) and Seller shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by law, neither party shall issue any press release, publicity statement or other public notice relating to this Agreement or any of the transactions contemplated hereby without prior consultation with the other. Seller shall consult with Purchaser as to the content of any communication to its stockholders and each party shall consult with the other party(ies) as to the form and content of any application or report made to any regulatory authority, taxing authority or similar agency in each case which relates to any of the transactions contemplated by this Agreement.

     21. BINDING EFFECT. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Seller, in whole or in part, and any attempted assignment in violation of this prohibition shall be null and void. This Agreement shall, however, be assignable by Purchaser to an affiliate of Purchaser without the consent of Seller; provided, however, that Purchaser shall remain liable hereunder. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

     22. LAW GOVERNING. This Agreement is made and shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the application of that state's conflict of laws provisions.

     23. COUNTERPARTS. This Agreement may be executed in several counterparts and one or more separate documents, all of which together shall constitute one and the same instrument with the same force and effect as though all of the parties had executed the same document.

     24. AMENDMENT AND WAIVER. Any of the terms or conditions of this Agreement may be waived, amended or modified in whole or in part at any time before or after the approval of this Agreement by the stockholders of Seller and Subsidiary, to the extent authorized by applicable law, by a writing signed by Seller, Purchaser and Subsidiary; provided, however, that following approval by the Stockholders of the Seller of the Merger no such amendment or modification shall be made without the further approval of such Stockholders if such amendment or modification would violate Section 251 of the Delaware Law.

     25.  TERMINATION OF AGREEMENT.

          (a) METHODS OF TERMINATION. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of this Agreement by the stockholders of Seller:

               (i)  by mutual consent in writing of Purchaser and Seller; or

               (ii) by Purchaser or Seller, by giving written notice of such termination to the other party or parties if, upon the taking of the vote of the Stockholders of Seller, the required approval of such stockholders shall not be obtained; or

               (iii) by Purchaser by giving written notice of such termination to Seller, (A) if there has been (I) a material breach of any agreement herein on the part of Seller which has not been cured or adequate assurance of cure given, in either case within 10 business days following notice of such breach from Purchaser, or (II) a breach of a representation or warranty of Seller herein which (individually or, together with other such breaches, in the aggregate) would reasonably be expected to have a material adverse effect on Seller as provided in Paragraph 8(j) above and which, in the opinion of Purchaser, by its nature cannot be cured prior to March 31, 1997, (B) if any Acquisition Proposal other than as contemplated by this Agreement, shall have been proposed by any third party (and such proposal is not opposed in writing by Seller within ten business days after Seller or any of Seller Subsidiaries shall have first received or become aware of such proposal, or Seller or its Board of Directors at any time shall cease to oppose such proposal or shall take, or permit any Seller Subsidiaries to take, any action which is not consistent with opposition to such proposal) or shall have been agreed to or consummated, (C) if there shall have occurred or been proposed, after the date of this Agreement, any change in any law, rule or regulation, or after the date of this Agreement there shall have been any decision or action by any court, government or governmental agency (including, without limitation, any bank regulatory authority) that could reasonably be expected to prevent or delay consummation of the Merger beyond March 31, 1997 or that would have a material adverse effect on Seller; or

               (iv) by Seller (with the approval of its Board of Directors), by giving written notice of such termination to Purchaser, (A) if there has been (I) a material breach of any agreement herein on the part of Purchaser which has not been cured or adequate assurance of cure given, in either case within five business days following notice of such breach from the

Company, or (II) a breach of a representation or warranty of Purchaser herein which (individually or, together with other such breaches, in the aggregate) would reasonably be expected to materially impair the ability of Purchaser to perform its obligations under this Agreement and which, in the opinion of Seller, by its nature cannot be cured prior to the date specified in Paragraph 25(a)(v) hereof, (B) if prior to the approval of the Merger by Seller's stockholders, the Company receives an Acquisition Proposal on terms which the Board of Directors determines, after consultation with its financial advisor and based upon the written opinion of Schwartz Cooper, its outside counsel, (y) that to proceed with the Merger, notwithstanding the receipt of such proposal, would violate the fiduciary duties of the Board of Directors to Seller's stockholders and (z) to accept such proposal; provided, however, that Seller shall not be permitted to terminate this Agreement pursuant to this clause (B) unless it has provided Purchaser with five business days prior written notice of its intent to so terminate this Agreement (together with a summary of the terms of such Acquisition Proposal); or

               (v) by Purchaser or by Seller, by giving written notice of such termination to the other party or parties, if the Merger shall not have been consummated on or before March 31, 1997, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

          (b) FURTHER LIABILITY. If this Agreement is terminated for any reason, no party to this Agreement shall have any further liability hereunder of any nature whatsoever to the other parties hereto; PROVIDED, HOWEVER, that, notwithstanding the foregoing, (i) termination of this Agreement shall not terminate or affect the agreements of the parties contained in Paragraph 12 hereof (with respect to confidentiality), in Paragraph 26 (with respect to a termination payment), or in Paragraph 19 hereof (with respect to the payment of certain expenses), the provisions of all of which Paragraphs shall survive any termination of this Agreement and (ii) the $100,000 payment by Purchaser to Seller under the circumstances provided for in the Escrow Agreement between the parties.

     26. TERMINATION FEES. If this Agreement is terminated by Seller pursuant to Paragraph 25(a)(iv)(B) or if any of the events described in (a),
(b) or (c) below occur, Seller shall pay to Purchaser such amounts as hereafter described by wire transfer of immediately available funds to such accounts as Purchaser shall designate. Immediately prior to any termination described in Paragraph 25(a)(iv)(B), Seller shall pay to Purchaser $800,000 by causing the other party to the Acquisition Proposal to pay such amount to Purchaser at the execution of said Acquisition Proposal. With respect to the events described in (a), (b) or (c) below, Purchaser shall be entitled to its out-of-pocket expenses, of every kind and description, not to exceed $200,000, payable immediately upon such occurrence. If thereafter any merger, tender offer, sale of assets or other change of control of Seller occurs, and the closing thereof occurs within two (2) years after the termination hereof, Purchaser shall be entitled to an amount, when added to any expense reimbursement received, equaling $800,000. Such additional amount shall be due to the closing of such transaction.

          (a) The commencement by any person or group of persons, other than Purchaser or any of its affiliates, of a tender or exchange offer for 80% or more of any class of securities of Seller or the commencement by any person or group of persons, other than Purchaser or any of its affiliates, of a proxy contest with respect to Seller or the solicitation by any person or group of persons, other than Purchaser or any of its affiliates, of proxies with respect to securities of Seller prior to the Closing of the Merger and the Merger is not approved by the holders of Seller Common under Delaware Law; or

          (b) Seller shall have withdrawn, or not included in the Proxy Materials, the recommendation of its Board of Directors with respect to the Merger as provided in Paragraph 15 hereof, or shall not have held the Meeting on, or by, the date as provided in Paragraph 13 hereof, or shall not close the Merger notwithstanding the fulfillment of all of the conditions of Paragraph 17 hereof; or

          (c) Prior to the closing, there is a filing of an application or notice, other than by Purchaser or any of its affiliates, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), the Change in Bank Control Act, as amended, or the state law counterparts of any of the foregoing, with respect to the acquisition or proposed acquisition of Seller or any Seller Subsidiaries or any securities of Seller or any Seller Subsidiaries, or substantially all of the assets of any such entity, and the holders of Seller Common do not approve the Merger under Delaware Law.

     27. SURVIVAL. Except to the extent required by Paragraphs 3, 4, 5, 6 and 7(f) hereof, the respective representations, warranties, covenants and agreements of the parties hereto shall not survive the Effective Date but shall terminate as of such date.

     28. NOTICES. Any notice of communication required or permitted hereunder shall be sufficiently given if in writing and (a) delivered in person and (b) is also mailed by certified or registered mail, postage prepaid), as follows:

          If to Purchaser or Subsidiary, addressed to:

               TDI Financial Corporation
               161 East Chicago Avenue, Apt. 31B
               Chicago, Illinois  60611
               Attention:  James W. Aldrich

          With a copy addressed to:

               Vedder, Price, Kaufman & Kammholz
               222 N. LaSalle Street, Suite 2600
               Chicago, Illinois  60601-1003
               Attention:  Robert J. Stucker, Esq.
                           or Daniel O'Rourke, Esq.

          If to Seller, addressed to:

               Security Chicago Corp.
               196 East Pearson
               Chicago, Illinois  60611

               Attention:  James D. Polivka

          With a copy addressed to:

               Schwartz, Cooper, Greenberger & Krauss, Chartered
               180 North LaSalle Street
               Chicago, Illinois  60601
               Attention:  Robert Dunn Glick, Esq.

     29. ENTIRE AGREEMENT. All exhibits and lists referred to in this Agreement are integral parts hereof, and this Agreement, together with such exhibits and related lists, constitute the entire agreement among the parties hereto with respect to the matters contained herein and therein, and supersede all prior agreements and understandings between the parties with respect thereto.

     30. REMEDIES. Subject to the terms hereof, in the event of any willful breach of this Agreement in any material respect by any of the parties hereto, any other party hereto damaged shall have all the rights, remedies and causes of action available at law or in equity.





                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.




                                       TDI FINANCIAL CORPORATION


ATTEST:                                By  /s/ James W. Aldrich
                                         ---------------------------------
/s/ Randolph F. Williams                 President
- ---------------------------------
Secretary




                                       SECURITY CHICAGO CORP.


ATTEST:                                By  /s/ James D. Polivka
                                         ---------------------------------
/s/ Ronald A. Landsman                   Chairman
- ---------------------------------
Assistant Secretary




                                       ALPHA ACQUISITION CORP.


ATTEST:                                By /s/ James W. Aldrich
                                         ---------------------------------
/s/ Randolph F. Willams                  President and Chief Executive Officer
- ---------------------------------
Secretary

                                    EXHIBITS

                                      FOR

                              AND LISTS PURSUANT TO

                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                            TDI FINANCIAL CORPORATION

                             ALPHA ACQUISITION CORP.

                                      and

                             SECURITY CHICAGO CORP.










                                  May 28, 1996

                                  EXHIBIT LIST


EXHIBIT A  -   Form of Letter of Understanding re Employment/Consulting Matters

EXHIBIT B  -   Form of Purchaser's Escrow Agreement

EXHIBIT C  -   Form of Schwartz Cooper Opinion

EXHIBIT D  -   Form of Vedder, Price, Kaufman & Kammholz Opinion

                                   LIST INDEX


Document                        Paragraph Number                     Page Number
- --------                        ----------------                     -----------
Commitment List                      8(b)                                 8

Subsidiary List                      8(e)                                 9

Tax List                             8(g)(i)                              10

Contract List                        8(h)                                 12

Real Estate List                     8(i)                                 13

Litigation List                      8(l)                                 14

Insurance List                       8(o)                                 14

Franchise List                       8(p)                                 15

Law and Regulation List              8(q)                                 15

Employee Benefit Plan List           8(u)(i)                              16

Labor Contract List                  8(v)                                 18

Environmental List                   8(w)(i)                              19

Loan List                            8(y)                                 20

Investment Securities List           8(z)                                 20

Intellectual Property Rights List    8(aa)                                21

Derivatives List                     8(ad)                                21

Fiduciary List                       8(ae)                                22

Affiliate Transaction List           8(af)                                22

Amendment List                       9(c)(iv)                             24